     As filed with the Securities and Exchange Commission on December 22, 1995
                                                              File No. 811-8422
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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                   _______________

                                      FORM N-1A

                                REGISTRATION STATEMENT

                                        UNDER

                          THE INVESTMENT COMPANY ACT OF 1940

                                  Amendment No. 2

                                GLOBAL MANAGERS TRUST
               (Exact Name of the Registrant as Specified in Charter)

                                  Elizabethan Square
                                    P.O. Box 1984
                              George Town, Grand Cayman
                                 Cayman Islands, BWI
                       (Address of Principal Executive Offices)

         Registrant's Telephone Number, including area code:  (809) 949-6644

                             Lawrence Zicklin, President
                                Global Managers Trust
                             605 Third Avenue, 2nd Floor
                            New York, New York 10158-0180

                               Arthur C. Delibert, Esq.
                             Kirkpatrick & Lockhart LLP
                               South Lobby - 9th Floor
                                 1800 M Street, N.W.
                             Washington, DC  20036-5891

                     (Names and Addresses of agents for service)

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                                                                 Page 1 of _____

                                              Exhibit Index begins on page _____
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                                  EXPLANATORY NOTE

              This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                                       PART A


              Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

     Item 4.  GENERAL DESCRIPTION OF REGISTRANT.
              Global Managers Trust ("Trust") is a diversified, no-load, open-end management investment company that was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated as of March 18, 1994.

              Beneficial interests in the Trust are divided into separate subtrusts or "series," each having a distinct investment objective and distinct investment policies. The only current series of the Trust, Neuberger & Berman International Portfolio ("Portfolio"), is described herein. The assets of the Portfolio belong only to the Portfolio, and the liabilities of the Portfolio are borne solely by the Portfolio and no other.

              Beneficial  interests  in  the  Portfolio  are  issued  solely  in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

               Neuberger & Berman Management Incorporated ("N&B Management") serves as the investment manager and Neuberger & Berman, L.P. ("Neuberger & Berman") serves as the sub-adviser of the Portfolio.

                                INVESTMENT OBJECTIVE

              The investment objective of the Portfolio is not fundamental. Although the investment objective may be changed by the trustees of the Trust ("Trustees") without investor approval, the Portfolio intends to notify its investors 30 days before implementing any material change in its investment objective.

              The Portfolio seeks long-term capital appreciation by investing primarily in a diversified portfolio of equity securities of foreign issuers. Foreign issuers are issuers organized and doing business principally outside of the U.S. and include non-U.S. governments, their agencies, and instrumentalities. There can be no assurance that the Portfolio will achieve its investment objective.

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                                  INVESTMENT PROGRAM

              Investment policies and limitations of the Portfolio are not fundamental unless otherwise specified in this Registration Statement. While non-fundamental policies or limitations may be changed by the Trustees without investor approval, the Portfolio intends to notify its investors before making any material change to such policies or limitations. Fundamental policies and limitations may not be changed without approval of a "majority of the outstanding voting securities" (as defined in the Investment Company Act of 1940, as amended ("1940 Act")) of the Portfolio.

              For an explanation of some types of investments, see "Description of Investments." Additional investment techniques, features and restrictions concerning the Portfolio's investment program are described in Part B.

              The Portfolio  invests primarily  in equity securities  of medium-
     to large-capitalization companies, determined in relation to each national market, traded on foreign exchanges. The Portfolio normally invests in issuers in at least three foreign countries. The strategy of N&B Management is to select attractive investment opportunities outside of the U.S., allocating the Portfolio's assets among investments in economically mature countries and emerging industrialized countries. At least 65% of the Portfolio's total assets normally are invested in equity securities of foreign issuers. The Portfolio may invest more heavily in certain countries than in others. From time to time, the Portfolio may invest a significant portion of its assets in Japan.

              The Portfolio may also invest in foreign securities in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs"), International Depositary Receipts ("IDRs") or other similar securities representing an interest in securities of foreign issuers.

              Because the Portfolio invests primarily in foreign securities, it may be subject to greater risks and higher expenses than equity funds that invest primarily in securities of U.S. issuers. Such risks may be even greater in emerging industrialized and less developed countries.

              The risks of investing in foreign securities include, but are not limited to, possible adverse political and economic developments in a particular country, differences between foreign and U.S. regulatory systems, and foreign securities markets that are smaller and less well-regulated than those in the U.S. There is often less information publicly available about foreign issuers, and many foreign countries do not follow the financial accounting standards used in the U.S. Most of the securities held by the Portfolio are denominated in foreign currencies, and the value of these investments can be adversely affected by fluctuations in foreign currency values. Some foreign currencies can be volatile and may be subject to governmental controls or intervention. The Portfolio may use techniques such as options, futures, forward foreign

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     currency exchange contracts  ("forward contracts"), and short  selling, for hedging purposes and in an attempt to realize income. The Portfolio may also use leverage to facilitate transactions entered into by it for hedging purposes. The use of these strategies may entail special risks.

              For temporary defensive purposes, the Portfolio may invest up to 100% of its total assets in short-term foreign and U.S. investments, such as cash or cash equivalents, commercial paper, short-term bank obligations, government and agency securities and repurchase agreements. The Portfolio may also invest in such instruments to increase liquidity or to provide collateral to be held in segregated accounts.

     Short-Term Trading; Portfolio Turnover

              Although the Portfolio does not purchase securities with the intention of profiting from short-term trading, it may sell portfolio securities when N&B Management believes that such action is advisable. The portfolio turnover rate for the Portfolio for the year ended August 31, 1995 was 41%.

     Borrowings

              The Portfolio has a fundamental policy that it may not borrow money, except that it may (1) borrow money from banks for temporary or emergency purposes and for leveraging or investment and (2) enter into reverse repurchase agreements for any purpose, so long as the aggregate amount of borrowings and reverse repurchase agreements does not exceed one-third of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings).

              The Portfolio may borrow money from banks to facilitate transactions that it enters into for hedging purposes, which is a form of leverage. This leverage may exaggerate the gains and losses on the
     Portfolio's investments and changes in the net asset value of the Portfolio's shares. Leverage also creates interest expenses; if those expenses exceed the return on the transactions that the borrowings facilitate, the Portfolio will be in a worse position than if it had not borrowed. The use of derivatives in connection with leverage may create the potential for significant losses. The Portfolio may pledge assets in connection with permitted borrowings.


                              DESCRIPTION OF INVESTMENTS

              In addition to common stocks and other securities referred to in "Investment Program" herein, the Portfolio may make the following investments, among others, individually or in combination, although it may not necessarily buy all of the types of securities or use all of the investment techniques that are described. For additional information on the following investments and on other types of investments the Portfolio may make, see Part B.

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              Foreign Securities.   The  Portfolio invests primarily  in foreign
     securities.   Foreign securities are  those of issuers  organized and doing business principally outside of the U.S., including non-U.S. governments, their agencies and instrumentalities. The Portfolio may also invest in
     ADRs,  EDRs, GDRs, and IDRs.   ADRs (sponsored or unsponsored) are receipts
     typically issued by  a U.S. bank or trust  company evidencing its ownership
     of  the underlying foreign securities.   Most ADRs  are denominated in U.S.
     dollars  and  are  traded  on a  U.S.  stock  exchange.    Issuers  of  the
     securities underlying unsponsored ADRs are not contractually obligated to disclose material information in the U.S. and, therefore, the market value of the unsponsored ADR may not reflect the effect of such information. EDRs and IDRs are receipts typically issued by a European bank or trust company evidencing its ownership of the underlying foreign securities. GDRs are receipts issued by either a U.S. or non-U.S. banking institution evidencing its ownership of the underlying foreign securities and are often denominated in U.S. dollars.

              Factors affecting investments in foreign securities include, but are not limited to, varying custody, brokerage and settlement practices; difficulty in pricing some foreign securities; less public information about issuers of securities; less governmental regulation and supervision of issuance and trading of securities; the unavailability of financial information or the difficulty of interpreting financial information prepared under foreign accounting standards; less liquidity and more volatility in foreign securities markets; the possibility of expropriation; the imposition of foreign withholding and other taxes; political, social, or diplomatic developments; limitations on the movement of funds or other assets of the Portfolio between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in foreign countries. Investment in foreign securities also involves higher brokerage and custodial expenses than does investment in domestic securities.

              In addition, investing in securities of foreign companies and governments may involve other risks which are not ordinarily associated with investing in domestic securities. These risks include changes in currency exchange rates and currency exchange control regulations or other foreign or U.S. laws or restrictions applicable to such investments, or devaluations of foreign currencies. A decline in the exchange rate between the U.S. dollar and another currency would reduce the value of portfolio securities denominated in that currency irrespective of the performance of the underlying investments. In addition, the Portfolio may incur costs in connection with conversion between various currencies. Investments in depositary receipts (whether or not denominated in U.S. dollars) may be subject to exchange controls and changes in rates of exchange with the U.S. dollar because the underlying security is usually denominated in foreign currency.

              All of the foregoing risks may be intensified in emerging industrialized and less developed countries.

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              Japanese  Investments.   From  time  to  time, the  Portfolio  may
     invest a significant portion of its assets in securities of Japanese issuers. The performance of the Portfolio may therefore be significantly affected by events affecting the Japanese economy and the exchange rate
     between the  Japanese yen  and the U.S.  dollar.   Japan has experienced  a
     severe  recession, including  a  decline in  real  estate values  and other events that adversely affected the balance sheets of many financial institutions and indicated that there may be structural weaknesses in the Japanese financial system. The effects of this economic downturn may be felt for a considerable period and are being exacerbated by the currency
     exchange  rate.   Japan is  heavily dependent  on  foreign oil.   Japan  is
     located in a  seismically active area,  and severe  earthquakes may  damage
     important  elements of  the  country's  infrastructure.   Japan's  economic
     prospects may be affected by the political and military situations of its near neighbors, notably North and South Korea, China and Russia.

              Other Investment Companies. The Portfolio may invest up to 10% of its total assets in the shares of other investment companies. Such investment may be the most practical or only manner in which the Portfolio can participate in certain foreign markets because of the expenses involved or because other vehicles for investing in certain countries may not be available at the time the Portfolio is ready to make an investment. As a shareholder in an investment company, the Portfolio would bear its pro rata share of that investment company's expenses. Investment in other funds may involve the payment of substantial premiums above the value of such issuers' portfolio securities. The Portfolio does not intend to invest in such funds unless, in the judgment of N&B Management, the potential benefits of such investment justify the payment of any applicable premium or sales charge.

              Foreign Currency Transactions. The Portfolio may enter into forward contracts in order to protect against adverse changes in future foreign currency exchange rates. The Portfolio may enter into contracts to purchase foreign currencies to protect against an anticipated rise in the U.S. dollar price of securities it intends to purchase. The Portfolio may also enter into contracts to sell foreign currencies to protect against a decline in value of its foreign currency denominated portfolio securities due to a decline in the value of foreign currencies against the U.S. dollar. Contracts to sell foreign currency could limit any potential gain which might be realized by the Portfolio if the value of the hedged currency increased.

              The Portfolio may also enter into forward contracts for non-hedging purposes when N&B Management anticipates that the foreign currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not held in the Portfolio. The Portfolio may also engage in cross-hedging by using forward contracts in one currency to hedge against fluctuations in the value of securities denominated in a different currency if N&B Management believes that there is a pattern of correlation between the two currencies.

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              Put  and  Call  Options  on  Foreign Currencies,  Securities,  and
     Securities Indices.   The Portfolio  may purchase  and write  put and  call
     options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired. The Portfolio may also use options on foreign currencies to cross-hedge. In addition, the Portfolio may purchase put or call options on currencies for non-hedging purposes when N&B Management expects that the currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not
     held in  the Portfolio.   Options on  foreign currencies  to be written  or
     purchased by the  Portfolio may be traded  on U.S. or foreign  exchanges or
     over-the-counter.   Options on foreign  currencies which are  traded in the
     over-the-counter market may be considered to be illiquid securities and subject to the restriction on illiquid securities.

              To realize greater income than would be realized on portfolio securities transactions alone, the Portfolio may write put and call options on any securities in which it may invest or options on any securities index based on securities in which the Portfolio may invest. The Portfolio will not write a call option on a security or currency unless it owns the underlying security or currency or has the right to obtain it at no additional cost.

              The writing and purchasing of options is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions, including price volatility and a high degree of leverage. The Portfolio pays brokerage commissions or spreads in connection with its options transactions, as well as for purchases and sales of underlying securities or currencies. The writing of options could result in significant increases in the Portfolio's turnover rate.

              Futures Contracts and Options on Futures Contracts. The Portfolio may enter into futures contracts on debt securities, interest rates, securities indices and currencies and may purchase and sell options on such contracts on both U.S. and foreign exchanges. The Portfolio may engage in such transactions for hedging and non-hedging purposes.

              General Risks of Options, Futures and Forward Contracts. The primary risks in using put and call options, futures contracts, options on futures contracts, and forward contracts ("Financial Instruments") are (1) imperfect correlation or no correlation between changes in market value of the securities held by the Portfolio and the prices of Financial Instruments; (2) possible lack of a liquid secondary market for Financial Instruments and the resulting inability to close out Financial Instruments when desired; (3) the fact that the skills needed to use Financial Instruments are different from those needed to select the Portfolio's securities; and (4) the fact that, although use of Financial Instruments for hedging purposes can reduce the risk of loss, they also can reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments. When the Portfolio uses Financial

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     Instruments,  the  Portfolio will  place  cash or  high-grade,  liquid debt securities in  a segregated account  to the  extent required  by SEC  staff
     policy.   Another risk of  Financial Instruments is  the possible inability of the Portfolio to purchase or sell a security at a time that would otherwise be favorable for it to do so, or the possible need for the Portfolio to sell a security at a disadvantageous time, due to its need to maintain "cover" or to segregate securities in connection with its use of
     Financial  Instruments.    Futures,  options  and   forward  contracts  are
     considered "derivatives."    Losses that  may  arise from  certain  futures
     transactions are potentially unlimited.

              Short  Sales.   The Portfolio may attempt  to limit  exposure to a
     possible decline in the market value of portfolio securities through short sales of securities that N&B Management believes possess volatility characteristics similar to those being hedged. The Portfolio also may use short sales in an attempt to realize gain. To effect a short sale, the Portfolio borrows a security from a brokerage firm to make delivery to the buyer. The Portfolio then is obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. Until the security is replaced, the Portfolio is required to pay to the lender any accrued interest or dividends and may be required to pay a premium.

              The  Portfolio will  realize a  gain if  the security  declines in price between the date of the short sale and the date on which the Portfolio replaces the borrowed security. The Portfolio will incur a loss if the price of the security increases between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium or interest the Portfolio may be required to pay in connection with a short sale. A short position may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

              The Portfolio may also make short sales against-the-box, in which it sells securities short only if it owns or has the right to obtain without payment of additional consideration an equal amount of the same type of securities sold. Short selling against-the-box may defer recognition of gains or losses into a later tax period.

              Forward Commitments and When-Issued Securities. In a when-issued or forward commitment transaction, the Portfolio commits to purchase securities at a future date (generally within two months) and pays for them when they are delivered. If the seller fails to complete the sale, the Portfolio may lose the opportunity to obtain a favorable price and yield. When-issued securities or securities subject to a forward commitment may decline or increase in value during the period from the Portfolio's investment commitment to the settlement of the purchase.

              Indexed Securities. The Portfolio may invest in indexed securities whose value is linked to currencies, interest rates, commodities, indices, or other financial indicators. Most indexed securities are short- to intermediate-term fixed income securities whose values at maturity or interest rates rise or fall according to the change

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     in one  or more specified  underlying instruments.   Indexed securities may
     be positively or negatively indexed (i.e., their value may increase or decrease if the underlying instrument appreciates) and may have return characteristics similar to direct investments in the underlying instrument
     or  to  one  or  more  options  on  the  underlying  instrument.    Indexed
     securities may be more volatile than the underlying instrument itself.

              Illiquid Securities. The Portfolio may invest up to 10% of its net assets in illiquid securities, which are securities that cannot be expected to be sold within seven days at approximately the price at which they are valued. Due to the absence of an active trading market, the Portfolio may experience difficulty in valuing or disposing of illiquid securities. N&B Management determines the liquidity of the Portfolio's securities, under supervision of the Trustees. Securities which are freely tradable in their country of origin or in their principal market are not considered illiquid securities even if they are not registered for sale in the U.S.

              Restricted and Rule 144A Securities. The Portfolio may invest in restricted securities and Rule 144A securities. Restricted securities cannot be sold to the public without registration under the 1933 Act. Unless registered for sale, these securities can be sold only in privately negotiated transactions or pursuant to an exemption from registration.
     Restricted  securities  are  generally  considered  illiquid.    Rule  144A
     securities, although not registered, may be resold to qualified institutional buyers in accordance with Rule 144A under the 1933 Act. Unregistered securities may also be sold abroad pursuant to Regulation S under the 1933 Act. N&B Management, acting pursuant to guidelines established by the Trustees, may determine that some restricted securities are liquid.

              Foreign Corporate and Foreign Government Debt Securities. The Portfolio may invest up to 5% of its net assets in U.S. dollar-denominated and non-U.S. dollar-denominated corporate and government debt securities of foreign issuers.

              The Portfolio may invest in debt securities of any rating, including those rated below investment grade and comparable unrated securities. Securities rated below investment grade are deemed by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's ("S&P") (or foreign statistical rating organizations) to be predominantly speculative, although as debt securities, they generally have priority over equity securities of the same issuer and are generally better secured. Debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuer of such securities to make principal and interest payments than is the case for higher grade debt securities. An economic downturn affecting the issuer may result in an increased incidence of default. The market for lower-rated securities may be thinner and less active than for higher-rated securities. The Portfolio will invest in such securities only when N&B Management concludes that the anticipated return to the Portfolio on such an investment warrants exposure to the additional level of risk. A further description of Moody's and S&P's ratings is included in Part B.

              The value of the fixed income securities in which the Portfolio may invest, measured in the currency in which they are denominated, is likely to decline in times of rising interest rates. Conversely, when rates fall, the value of the Portfolio's fixed income investments is likely to rise.

              Convertible Securities. The Portfolio may invest in convertible securities. A convertible security is a bond, debenture, note, preferred stock, or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period at a specified price or formula. Many convertible securities are rated below investment grade or are unrated.

              Repurchase Agreements and Securities Loans. The Portfolio may enter into repurchase agreements and lend securities from its portfolio. In a repurchase agreement, the Portfolio buys a security from a Federal Reserve member bank, a foreign bank, a U.S. branch or agency of a foreign bank, or a securities dealer and simultaneously agrees to sell it back at a higher price, at a specified date, usually less than a week later. The underlying securities must fall within the Portfolio's investment policies and limitations. The Portfolio also may lend portfolio securities to banks, brokerage firms, or institutional investors to earn income. Costs, delays, or losses could result if the selling party to a repurchase agreement or the borrower of portfolio securities becomes bankrupt or otherwise defaults. N&B Management monitors the creditworthiness of sellers and borrowers.

              Reverse Repurchase Agreements. The Portfolio may enter into reverse repurchase agreements. In such a transaction, the Portfolio sells a security to a bank or securities dealer and simultaneously agrees to repurchase it at an agreed upon price on a specific date. The Portfolio will maintain a segregated account consisting of cash or high-grade, liquid debt obligations to cover its obligations under reverse repurchase agreements.

              U.S. Government and Agency Securities. The Portfolio may purchase U.S. Government and Agency Securities. U.S. Government securities are obligations of the U.S. Treasury backed by the full faith and credit of the United States. U.S. Government Agency Securities are securities issued or guaranteed by U.S. Government agencies or instrumentalities; by other U.S. Government-sponsored enterprises, such as the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), Student Loan Mortgage Association, and Tennessee Valley Authority; and by various federally chartered or sponsored banks. Some U.S. Government Agency Securities are backed by the full faith and credit of the United States, while others may be supported by the issuer's ability to borrow from the U.S. Treasury, subject to the Treasury's discretion in certain cases, or only by the credit of the issuer. U.S. Government Agency Securities include U.S. Government mortgage-backed securities. The market prices of U.S. Government securities are not guaranteed by the Government and generally fluctuate with changing interest rates.

     Item 5.  MANAGEMENT OF THE PORTFOLIO.

     Trustees and Officers

              The Trustees have oversight responsibility for the operations of the Portfolio. Part B contains general background information about each Trustee and officer of the Trust. The Trustees and officers of the Trust who are officers and/or directors of N&B Management and/or partners of Neuberger & Berman serve without compensation from the Portfolio. The Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, have adopted written procedures reasonably appropriate to deal with potential conflicts of interest.

     Investment Manager and Sub-Adviser

              N&B Management, 605 Third Avenue, 2nd Floor, New York, New York 10158-0180, serves as the investment manager of the Portfolio. N&B Management and its predecessor firms have specialized in the management of no-load mutual funds since 1950. In addition to serving the Portfolio, N&B Management currently serves as investment manager of other mutual funds. Neuberger & Berman, 605 Third Avenue, New York, New York 10158-
     3698, which acts as sub-adviser for the Portfolio and other mutual funds managed by N&B Management, also serves as investment adviser of three investment companies. The mutual funds managed by N&B Management and Neuberger & Berman had aggregate net assets of approximately $11.4 billion as of September 30, 1995.

              As sub-adviser, Neuberger & Berman furnishes N&B Management with investment recommendations and research without added cost to the Portfolio. Neuberger & Berman is a member firm of the New York Stock Exchange ("NYSE") and other principal exchanges. Neuberger & Berman and its affiliates, including N&B Management, manage securities accounts that had approximately $37.6 billion of assets as of September 30, 1995. All of the voting stock of N&B Management is owned by individuals who are general partners of Neuberger & Berman.

              State Street Cayman Trust Company, Ltd. ("State Street Cayman"), located in George Town, Grand Cayman, Cayman Islands, British West Indies, provides certain administrative, fund accounting and transfer agency services for the Portfolio, which has its principal offices in the Cayman Islands.

              Felix Rovelli has been primarily responsible for the day-to-day management of the Portfolio since its inception in June 1994. Mr. Rovelli is a Vice President of N&B Management and was a Senior Vice President-

     Senior Equity Portfolio Manager of BNP-N&B Global Asset Management L.P. ("BNP-N&B Global") from May 1994 until October 1995. He previously served as first vice president and portfolio manager of another mutual fund that invested in international equity securities, from April 1990 to April 1994. Robert Cresci is an Assistant Vice President of N&B Management and was an Assistant Portfolio Manager of BNP-N&B Global from May 1994 until October 1995. He previously served as an assistant portfolio manager of another mutual fund that invested in international equity securities, from November 1992 until May 1994, and as an associate with a money manager from September 1989 until October 1992.

              Neuberger & Berman may act as broker for the Portfolio in the purchase and sale of portfolio securities and in the purchase and sale of options, and for those services receives brokerage commissions. In effecting securities transactions, the Portfolio seeks to obtain the best price and execution of orders. For more information, see Part B.

              The partners and employees of Neuberger & Berman and officers and employees of N&B Management, together with their families, have invested over $100 million of their own money in Neuberger & Berman
     Funds.(SERVICEMARK)

              To mitigate the possibility that the Portfolio will be adversely affected by employees' personal trading, the Trust, N&B Management and Neuberger & Berman have adopted policies that restrict securities trading in the personal accounts of portfolio managers and others who normally come into possession of information on portfolio transactions.

     Expenses

              N&B Management provides investment management services to the Portfolio that include, among other things, making and implementing investment decisions and providing facilities and personnel necessary to operate the Portfolio. For investment management services, the Portfolio pays N&B Management a fee at the annual rate of 0.85% of the first $250 million of the Portfolio's average daily net assets; 0.825% of the next $250 million; 0.80% of the next $250 million; 0.775% of the next $250 million; 0.75% of the next $500 million; and 0.725% of average daily net assets in excess of $1.5 billion. This management fee is higher than that paid by most domestic equity funds, but is consistent with the average fee levels of other international equity funds.

              The Portfolio bears all expenses of its operations other than those borne by N&B Management as investment manager of the Portfolio. These expenses include, but are not limited to, legal and accounting fees, compensation for Trustees who are not affiliated with N&B Management, and custodial fees for securities.

     Item 6.  CAPITAL STOCK AND OTHER SECURITIES.

              The Trust was organized as a common law trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Trust. The Trust currently has one series (the Portfolio); the Trust reserves the right to create and issue additional series.

              Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. Each investor in the Portfolio is liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations out of its assets. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

              Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when, in the Trustees' judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors.

              The Portfolio's NAV is determined each day the NYSE is open for trading ("Business Day"). This determination is made as of the close of regular trading on the NYSE, usually 4 p.m. Eastern time ("Valuation Time").

              Each  investor in the Portfolio  may add to  or reduce its invest-
     ment in the Portfolio. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

              The Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market dis-count), and other income, including any net realized gains or losses on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. All of the Portfolio's net income is allocated pro rata among the investors in the Portfolio. The Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in the Portfolio.

              Under the current method of the Portfolio's operations, it is not subject to any income tax. However, each domestic investor in the Portfolio is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that the Portfolio's assets, income, and distributions will continue to be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio. See Part B for a discussion concerning the foregoing tax matters and certain other matters.

              As of December 15, 1995, Neuberger & Berman International Fund, a series of Neuberger & Berman Equity Funds, may be deemed to control the Portfolio. Part B contains additional information concerning this controlling person. Inquiries by a holder of an interest in the Portfolio should be directed to the Portfolio at the following address: Elizabethan Square, P.O. Box 1984, George Town, Grand Cayman, Cayman Islands, BWI.

     Item 7.  PURCHASE OF SECURITIES.

              Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments in the Portfolio are made without a sales load, at the NAV next determined after an order is received by the Portfolio. The NAV of the Portfolio is determined on each Business Day as of the Valuation Time.

              Equity  securities  are  valued  at the  last  sale  price on  the principal exchange or in the principal over-the-counter market in which such securities are traded, as of the close of business on the day the securities are being valued or, if there are no sales, at the last available bid price. Debt obligations are valued at the last available bid price for such securities or, if such prices are not available, at prices for securities of comparable maturity, quality, and type. Foreign securities are translated from the local currency into U.S. dollars using current exchange rates. The Portfolio values all other types of securities and assets, including restricted securities and securities for which market quotations are not readily available, by a method that the

     Trustees believe accurately reflects fair value. The Portfolio's portfolio securities are traded primarily on foreign markets, which may be open on days when the NYSE is closed. As a result, the NAV of the Portfolio may be significantly affected on days when investors therein have no access to the Portfolio.

              There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable, investments in the Portfolio must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

              The  Trust's  placement agent  is N&B  Management.   Its principal
     business address is 605 Third Avenue, New York, NY 10158-0180. N&B Management receives no compensation for serving as the Trust's placement agent.

     Item 8.  REDEMPTION OR REPURCHASE.

              An investor in the Portfolio may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within three days.

              The Portfolio reserves the right to pay withdrawals in kind. Unless requested by an investor, the Portfolio will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

              Investments in the Portfolio may not be transferred.

              The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

     Item 9.  PENDING LEGAL PROCEEDINGS.

              Not applicable.

                                       PART B


     Item 10.  Cover Page.
     --------------------

                      Not applicable.

     Item 11.  Table of Contents.                                           Page
     ---------------------------                                            ----

              General Information and History  . . . . . . . . . . . . . .  B-1
              Investment Objective and Policies  . . . . . . . . . . . . .  B-1
              Management of the Trust  . . . . . . . . . . . . . . . . . .  B-34
              Control Persons and Principal Holders
                    of Securities  . . . . . . . . . . . . . . . . . . . .  B-41
              Investment Management and Other Services . . . . . . . . . .  B-41
              Brokerage Allocation and Other Practices . . . . . . . . . .  B-47
              Capital Stock and Other Securities . . . . . . . . . . . . .  B-51
              Purchase, Redemption and Pricing of
                    Securities . . . . . . . . . . . . . . . . . . . . . .  B-52
              Tax Status . . . . . . . . . . . . . . . . . . . . . . . . .  B-52
              Underwriters . . . . . . . . . . . . . . . . . . . . . . . .  B-55
              Calculation of Performance Data  . . . . . . . . . . . . . .  B-55
              Financial Statements . . . . . . . . . . . . . . . . . . . .  B-55


     Item 12.  General Information and History.
     -----------------------------------------

                      Registrant added the words "Neuberger & Berman" to the name of the International Portfolio on November 17, 1995.

     Item 13.  Investment Objective and Policies.
     -------------------------------------------

                      Part   A   contains  information   about   the  investment
     objective, policies and limitations of Neuberger & Berman International Portfolio, ("Portfolio"), a series of Global Managers Trust ("Trust"). This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the Portfolio's investment policies and limitations, the portfolio strategies that the Portfolio may utilize, the types of securities and other instruments in which the Portfolio may invest, and certain risks attendant to those investments, policies and strategies.

     Investment Policies and Limitations
     -----------------------------------

                      Except for the limitation on borrowing and the limitation on ownership of portfolio securities by officers and trustees, any investment policy or limitation that involves a maximum percentage of securities or assets will not be considered to be violated unless the percentage limitation is exceeded immediately after, and because of, a transaction by the Portfolio. The Portfolio's investment policies and limitations, as described in this Part B, are nonfundamental unless otherwise stated.

                      The   Portfolio's  fundamental   investment  policies  and
     limitations are as follows:

                      1. Borrowing. The Portfolio may not borrow money, except that the Portfolio may (i) borrow money from banks for temporary or emergency purposes and for leveraging or investment and (ii) enter into reverse repurchase agreements for any purpose; provided that (i) and (ii) in combination do not exceed 331/3% of the value of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). If at any time borrowings exceed 33-1/3% of the value of the Portfolio's total assets, the Portfolio will reduce its borrowings within three days (excluding Sundays and holidays) to the extent necessary to comply with the 331/3% limitation.

                      2. Commodities. The Portfolio may not purchase physical commodities or contracts thereon, unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit the Portfolio from purchasing futures contracts, options (including options on futures contracts, but excluding options or futures contracts on physical commodities), foreign currencies or forward contracts, or from investing in securities of any kind.

                      3. Diversification. The Portfolio may not, with respect to 75% of the value of its total assets, purchase the securities of any issuer if, as a result, (i) more than 5% of the value of the
     Portfolio's total assets would be invested in the securities of that issuer or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer. This limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

                      4. Industry Concentration. The Portfolio may not purchase any security if, as a result, 25% or more of its total assets (taken at current value) would be invested in the securities of issuers having their principal business activities in the same industry. This limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

                      5. Lending. The Portfolio may not lend any security or make any other loan if, as a result, more than 331/3% of its total assets (taken at current value) would be lent to other parties, except, in accordance with its investment objective, policies, and limitations, (i) through the purchase of a portion of an issue of debt securities or (ii) by engaging in repurchase agreements.

                      6. Real Estate. The Portfolio may not invest any part of its total assets in real estate or interests in real estate unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit the Portfolio from purchasing readily marketable securities issued by entities or investment vehicles that own or deal in real estate or interests therein or instruments secured by real estate or interests therein.

                      7.       Senior Securities.   The Portfolio may not  issue
     senior securities, except as permitted under the Investment Company Act of 1940, as amended ("1940 Act").

                      8. Underwriting. The Portfolio may not underwrite securities of other issuers, except to the extent that the Portfolio, in disposing of portfolio securities, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended ("1933 Act").

                      The  following  nonfundamental  investment  policies   and
     limitations apply to the Portfolio:

                      1. Investments in Any One Issuer. At the close of each quarter of the Portfolio's tax year, (i) no more than 25% of its total assets  may be  invested in the  securities of  a single issuer,  and
     (ii) with regard to 50% of its total assets, no more than 5% of total assets may be invested in the securities of a single issuer. These limitations do not apply to U.S. Government securities, as defined for tax purposes.

                      2.       Lending.    Except  for   the  purchase  of  debt
     securities and engaging in repurchase agreements, the Portfolio may not make any loans other than securities loans.

                      3. Investments in Other Investment Companies. The Portfolio may not purchase securities of other investment companies, except to the extent permitted by the 1940 Act and in the open market at no more than customary brokerage commission rates. This limitation does not apply to securities received or acquired as dividends, through offers of exchange, or as a result of a reorganization, consolidation, or merger.

                      4. Margin Transactions. The Portfolio may not purchase securities on margin from brokers or other lenders, except that the Portfolio may obtain such short-term credits as are necessary for the clearance of securities transactions. Margin payments in connection with transactions in futures contracts and options on futures contracts shall not constitute the purchase of securities on margin and shall not be deemed to violate the foregoing limitation.

                      5.       Short Sales.  The  Portfolio may not engage  in a
     short sale (except a short sale against-the-box), if, as a result, the dollar amount of all short sales would exceed 25% of its net assets or if, as a result, the value of securities of any one issuer in which the Portfolio would be short would exceed 2% of the value of the Portfolio's net assets or 2% of the securities of any class of any issuer. Transactions in forward contracts, futures contracts and options are not considered short sales.

                      6. Ownership of Portfolio Securities by Officers and Trustees. The Portfolio may not purchase or retain the securities of any issuer if, to the knowledge of the Portfolio's investment manager, Neuberger & Berman Management Incorporated ("N&B Management"), those officers and trustees of the Trust and officers and directors of N&B Management who each owns individually more than 1/2 of 1% of the outstand-ing securities of such issuer, together own more than 5% of such securities.

                      7. Unseasoned Issuers. The Portfolio may not purchase the securities of any issuer (other than securities issued or guaranteed by domestic or foreign governments or political subdivisions thereof) if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of business enterprises that, including predecessors, have a record of less than three years of continuous operation.

                      8. Illiquid Securities. The Portfolio may not purchase any security if, as a result, more than 10% of its net assets would be invested in illiquid securities. Illiquid securities include securities that cannot be sold within seven days in the ordinary course of business for approximately the amount at which the Portfolio has valued the securities, such as repurchase agreements maturing in more than seven days.

                      9. Restricted Securities. The Portfolio may not purchase a security restricted as to resale if, as a result thereof, more than 10% of the Portfolio's total assets would be invested in restricted securities. Securities that can be sold freely in the principal market in which they are traded are not considered restricted, even if they cannot be sold in the U.S.

                      10. Warrants. The Portfolio may not invest more than 5% of its net assets in warrants, whether or not such warrants are listed on the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AmEx"), or more than 2% of its net assets in unlisted warrants. For purposes of this limitation, warrants are valued at the lower of cost or market value, and warrants acquired by the Portfolio in units or attached to securities are deemed to be without value, even if the warrants are later separated from the unit.

                      11. Oil and Gas Programs. The Portfolio may not invest in participations or other direct interests in oil, gas, or other mineral leases or exploration or development programs, but the Portfolio may purchase securities of companies that own interests in any of the foregoing.

                      12.      Real  Estate.   The Portfolio  may not  invest in
     real estate limited partnerships.

     International Investing
     -----------------------

                      Equity portfolios  consisting solely  of domestic  invest-
     ments generally have not enjoyed the higher returns foreign opportunities can offer. For more than thirty years, for example, the growth rate of many foreign economies has outpaced that of the U.S. While the U.S. accounted for almost 66% of the world's total securities market capitalization in 1970, it accounted for less than 37% of that total at the end of 1994 or less than half of the dollar value of the world's available stocks and bonds today.1

                      Over time, a number of international equity markets have outperformed their U.S. counterparts. Although there are no guarantees, foreign markets could continue to provide attractive investment opportunities.

                      In addition, according to Morgan Stanley Capital International, the leading companies in any given sector are not always U.S.based. For example, 22 of the largest 25 automobile companies are based outside the U.S., as are 20 of the top 25 banks.

                      A principal advantage of investing overseas is diversi-fication. A diversified portfolio gives investors the opportunity to pursue increased overall return while reducing risk. It is prudent to diversify by taking advantage of investment opportunities in more than one country's stock or bond market. By investing in several countries through a worldwide portfolio, investors can lower their exposure and vulnerability to weakness in any one market. Investors should be aware, however, that international investing is not a guarantee against market risk and may be affected by economic factors described in Part A of this Registration Statement ("Prospectus"), such as the prospects of individual companies and other risks such as currency fluctuations or controls, expropriation, nationalization and confiscatory taxation.

                      Furthermore, for the individual investor, buying foreign stocks and bonds can be difficult, involving many decisions. Accessing international markets is complicated; few individuals have the time or resources to evaluate thoroughly foreign companies and markets, or the ability to incur the high transaction costs of direct investment in such markets. A mutual fund investing in foreign securities offers an investor broad diversification at a relatively low cost.

                      The Portfolio invests primarily in equity securities of companies located in developed foreign economies, as well as in "emerging markets." In all cases, N&B Management's investment process includes a



                 1        Source: Morgan Stanley Capital International.

     combination  of   "topdown  country  allocation"  and   "bottomup  security
     selection."

                      Top-down approach to regional and country diversification

                      N&B Management uses extensive economic research to identify countries that offer attractive investment opportunities, by analyzing factors such as gross domestic product growth rates, interest rate trends, and currency exchange rates. Market valuations, combined with correlation and volatility comparisons, provide N&B Management with a target allocation across twenty or more countries.

                      Bottom-up approach to security selection

                      N&B Management's value-driven style seeks out attractive-ly priced issues, by concentrating on criteria such as a low price-to-earnings ratio relative to earnings growth rate, balance sheet strength, low price to cash flow, and management quality. Typically, over 100 individual issues will comprise the portfolio. The portfolio will be comprised of securities of medium to large-capitalization companies, determined in relation to each individual national market.

                      Currency risk management

                      Exchange rate movements and volatility are important factors in international investing. The portfolio manager believes in actively managing the Portfolio's currency exposure, in an effort to capitalize on foreign currency trends and to reduce overall portfolio volatility. Currency risk management is performed separately from equity analysis. The portfolio manager uses a combination of economic analysis to guide the Portfolio's longer-term posture and quantitative trend analysis to assist in timing decisions with respect to whether (or when) to invest in instruments denominated in a particular foreign currency, or whether (or when) to hedge particular foreign currencies in which liquid foreign exchange markets exist.


     An Interview with Felix Rovelli, Portfolio Manager of the Portfolio

              Q: Why should investors allocate a portion of their assets to international markets?

              A: First, an investor who does not invest internationally misses out on more than two-thirds of the world's potential investment opportunities. The U.S. stock market today represents less than one-half of the world's stock market capitalization, and the U.S. portion continues to shrink as other countries around the world introduce or expand the size of their equity markets. Privatizations of government-owned corporations, initial public offerings, and the occasional creation of official stock exchanges in emerging economies continuously present new opportunities for capital in an expanding global market.

                      Second, many  foreign economies are  in earlier stages  of
     development than  ours and are  growing fast.   Economic  growth can  often
     mean potential for investment growth.

                      Finally, international investing helps an investor increase diversification and can reduce risk. Domestic and foreign markets generally do not all move in the same direction, so gains in one market may offset losses in another.

              Q:      Does international investing involve special risks?

              A: Currency risk is one important risk presented by international investing. Fluctuations in exchange rates can either add to or reduce an investor's returns, a fact that anyone who invests in foreign markets should keep in mind.

                      Other risks include, but are not limited to, greater market volatility, less government supervision and availability of public information and the possibility of adverse economic or political developments. The special risks of foreign investing are discussed in greater detail in the Prospectus.

              Q: What are some of the advantages of investing in an international fund?

              A:      An international  mutual fund can  be a convenient way  to invest internationally and diversify assets among several markets to reduce risk.

                      Additionally,   the   considerable  burden   of  obtaining
     timely, accurate, and comprehensive information about foreign economies and securities is left to seasoned professional managers.

              Over the past decade, one of the major indices of international stocks outperformed the "S&P 500", which represents an average of the prices of certain major U.S. stocks.

              If you had invested $10,000 in the international and U.S. stocks comprising both indices ten years ago, here's what your investments would have been worth as of June 30, 1995:2


     2        Source:  Ibbotson Associates.  For the period ended June 30,
     1995. International stocks are represented by the Morgan Stanley Capital International European, Australia, Far East (EAFE) Index, an unmanaged index of non-U.S. equity performance. Domestic stocks are represented by the Standard & Poor's 500 Index, an unmanaged index of U.S. equity performance. Indices do not take into account any fees and expenses of investing in the individual securities that they track; individuals cannot invest directly in any index. Average annualized total returns are measured in U.S. dollars and include changes in share price, dividends paid and the gross effect of reinvesting dividends.

                                                Value of         Avg. annualized
                                                investment       total return

              International stocks              $45,587          16.38%
              (EAFE)

              Domestic stocks                   $39,131          14.62%
              (S&P 500)

              Of course, these historical results may not continue in the future and cannot predict or reflect the performance of the Portfolio. In addition, investors should keep in mind the added risks inherent in foreign markets, such as currency exchange fluctuations, interest rates, and economic and political conditions, all of which can lead to a greater degree of volatility than funds that invest primarily in U.S. stocks.

              Q:     What is your investment approach?

              A: We seek to capitalize on investments in countries where we believe that positive economic and political factors are likely to produce above-average returns. Studies have shown that the allocation of assets among countries is typically the most important factor contributing to portfolio performance. We believe that, in the long term, a nation's economic growth and the performance of its equity market are highly correlated. Therefore, we continuously evaluate the global economic outlook as well as individual country data to guide country allocation. Our process also leads to diversification across many countries, typically twenty or more, in an effort to limit total portfolio risk.

                     We  strive  to  invest in  companies  within  the  selected countries that are in the best position to capitalize on such positive developments or companies that are most attractively valued. We usually include in the Portfolio's investments the securities of large-capitalization companies, determined in relation to each individual national market, as well as securities of faster-growing, medium-sized companies that offer potentially higher returns but are often associated with higher risk.

                     The criteria for security selection focus on companies with leadership in specific markets or niches within specific industries, which appear to exhibit positive fundamentals and seem undervalued relative to their earnings potential or the worth of their assets. Typically, in emerging markets, we invest in relatively large, established companies that we believe possess the managerial, financial, and marketing strength to exploit successfully the growth of a dynamic economy. In more developed markets, such as Europe and Japan, the Portfolio may invest to a higher degree in medium-sized companies. Medium-sized companies can often provide above-average growth and are less followed by market analysts, a fact that sometimes leads to inefficient valuation.

                     Finally, we strive to limit total portfolio volatility and protect the value of portfolio securities by selectively hedging the Portfolio's foreign currency exposure in times when we expect the U.S. dollar to strengthen.

              Q:     How do you perceive the current outlook?

              A: There is still an abundance of exciting investment opportunities around the world. Many equity markets still have not reached the maturity stage of the U.S. market and have much more room to grow. There are new markets opening up to foreign investment and many changes are occurring in markets where equity investments have traditionally commanded less attention than fixed income securities.

                     In addition, it appears to us that both Europe and Japan recently passed the bottom of their economic cycles. In many economies, the current recession has been the most severe of all recessions in the last five decades. With global inflation still in check, many economies should continue to have lower interest rates, which, coupled with a forecast of recovery in profits, could positively impact stock market returns.

     Timely Opportunity for Investors Looking for International Bargains
     -------------------------------------------------------------------

              "If you have most of your money in U.S. stocks, now may be a  good
     time  to shift part  of your portfolio abroad."   The  Wall Street Journal,
     July 25, 1995.

              While the U.S. stock market has been reaching new highs in recent months, you may be able to find more bargains in international stocks than you may locate on Wall Street. "Today, we are finding a large supply of what we believe to be excellent companies whose stocks are priced at very low levels," explains Felix Rovelli, portfolio manager for Neuberger & Berman International Portfolio, a fund that invests in the stocks of companies outside the United States.

              "For the past year," Rovelli continues, "the economies of many countries have been growing, and the fundamentals of many selected individual company stocks have looked strong. Yet because of concerns over Mexico and the falling U.S. dollar, among other things international stock prices have lagged. That is, until recently."

              After facing setbacks in 1994 and earlier this year, plenty of regions outside the United States have begun to bounce back.

              In its June 1995 quarterly report on mutual funds, The Wall Street Journal reported that stock markets in both emerging areas and developed European countries rebounded strongly from April 1st to June 30th.3

              What is causing this apparent turnaround? France, Italy, and other European countries have been recovering from recessions. In developing countries like Thailand and Malaysia, the economies have been moving ahead at impressive growth rates of 6% to 10% annually over twice the U.S. rate.

              The Portfolio searches far and wide for the best bargains outside the United States.

              Without restrictions as to regions, portfolio manager Felix Rovelli can exploit investment opportunities wherever and whenever they arise in both developed and emerging economies. He invests in the stocks of companies with solid fundamentals that he believes to be undervalued and to have above-average potential for capital appreciation.

     Additional Investment Information
     ---------------------------------

                     The  Portfolio may  make the  following investments,  among
     others.   It may not buy all  of the types of  securities or use all of the investment techniques that are described.

                     Repurchase Agreements. Repurchase agreements are agreements under which the Portfolio purchases securities from a bank that is a member of the Federal Reserve System, a foreign bank, a U.S. branch or agency of a foreign bank, or a securities dealer that agrees to repurchase the securities from the Portfolio at a higher price on a designated future date. Repurchase agreements generally are for a short period of time, usually less than a week. The Portfolio may not enter into a repurchase agreement with a maturity of more than seven days if, as a result, more than 10% of the value of its net assets would then be invested in such repurchase agreements and other illiquid securities. The Portfolio may enter into a repurchase agreement only if (1) the underlying securities are of the type that the Portfolio's investment policies and limitations would allow it to purchase directly, (2) the market value of the underlying securities, including accrued interest, at all times equals or exceeds the value of the repurchase agreement, and (3) payment for the underlying securities is made only upon satisfactory evidence that the securities are being held for the Portfolio's account by its custodian or a bank acting as the Portfolio's agent. If the Portfolio enters into a repurchase agreement subject to foreign law and the counterparty defaults, the Portfolio may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law, and may suffer delays and losses in disposing of the collateral as a result.



     3        July 7, 1995.  Drawn from data supplied by Lipper Analytical
     Services.

                     Securities Loans. In order to realize income, the Portfolio may lend portfolio securities with a value not exceeding 331/3% of its total assets to banks, brokerage firms, or institutional investors judged creditworthy by N&B Management. Borrowers are required continuously to secure their obligations to return securities on loan from the Portfolio by depositing collateral in a form determined to be satis-factory by the trustees of the Trust ("Trustees"). The collateral, which must be marked to market daily, must be equal to at least 100% of the market value of the loaned securities, which will also be marked to market daily. N&B Management believes the risk of loss on these transactions is slight because, if a borrower were to default for any reason, the collateral should satisfy the obligation. However, as with other extensions of secured credit, loans of portfolio securities involve some risk of loss of rights in the collateral should the borrower fail finan-cially.

                     Restricted  Securities  and  Rule  144A  Securities.    The
     Portfolio may invest in restricted securities, which are securities that may not be sold to the public without an effective registration statement under the 1933 Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. In recognition of the increased size and liquidity of the institutional market for unregistered securities and the importance of institutional investors in the formation of capital, the Securities and Exchange Commission ("SEC") has adopted Rule 144A under the 1933 Act. Rule 144A is designed further to facilitate efficient trading among institutional investors by permitting the sale of certain unregistered securities to qualified institutional buyers. To the extent privately placed securities held by the Portfolio qualify under Rule 144A, and an institutional market develops for those securities, the Portfolio likely will be able to dispose of the securities without registering them under the 1933 Act. To the extent that institutional buyers become, for a time, uninterested in purchasing these securities, investing in Rule 144A securities could increase the level of the Portfolio's illiquidity. N&B Management, acting under guidelines established by the Trustees, may determine that certain securities qualified for trading under Rule 144A are liquid. Foreign securities that can be freely sold in the markets in which they are principally traded are not considered to be restricted. Regulation S under the 1933 Act permits the sale abroad of securities that are not registered for sale in the United States.

                     Where registration is required, the Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell. To the extent privately placed securities, including Rule 144A securities, are illiquid, purchases thereof will be subject to the Portfolio's 10% limit on investments in illiquid securities. Restricted securities for which no market exists are priced at fair value as determined in accordance with procedures approved and periodically reviewed by the Trustees.

                     Reverse Repurchase Agreements. In a reverse repurchase agreement, the Portfolio sells portfolio securities subject to its agreement to repurchase the securities at a later date for a fixed price reflecting a market rate of interest; these agreements are considered borrowings for purposes of the Portfolio's investment policies and limitations concerning borrowings. While a reverse repurchase agreement is outstanding, the Portfolio will maintain with its custodian in a segregated account cash or liquid, high-grade debt securities, marked to market daily, in an amount at least equal to the Portfolio's obligations under the agreement. There is a risk that the contra-party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Portfolio.

                     Leverage. The Portfolio may make investments when borrowings are outstanding. Leveraging the Portfolio creates an opportunity for increased net income but, at the same time, creates special risk considerations. For example, leverage may exaggerate changes in the Portfolio's net asset value ("NAV") and in its yield. Although the principal of such borrowings will be fixed, the Portfolio's assets may change in value during the time the borrowing is outstanding. Leverage creates interest expenses for the Portfolio. To the extent the income derived from securities purchased with borrowed funds exceeds the interest the Portfolio will have to pay, the Portfolio's net income will be greater than it would be if leverage were not used. Conversely, if the income from the assets obtained with borrowed funds is not sufficient to cover the cost of leveraging, the net income of the Portfolio will be less than it would be if leverage were not used, and therefore the amount available for distribution to investors as dividends will be reduced. Reverse repurchase agreements create leverage, a speculative factor, and are considered borrowings for purposes of the Portfolio's investment limitations.

                     Generally, the Portfolio does not intend to use leverage for investment purposes. It may, however, use leverage to purchase securities needed to close out short sales entered into for hedging purposes and to facilitate other hedging transactions.

                     Foreign  Securities.   The  Portfolio  may invest  in  U.S.
     dollar-denominated securities issued by foreign issuers (including banks, governments, and quasi-governmental organizations) and foreign branches of U.S. banks, including negotiable certificates of deposit ("CDs"), bankers' acceptances and commercial paper. These investments are subject to the Portfolio's quality standards. While investments in foreign securities are intended to reduce risk by providing further diversification, such investments involve sovereign and other risks, in addition to the credit and market risks normally associated with domestic securities. These additional risks include the possibility of adverse political and economic developments (including political instability) and the potentially adverse effects of unavailability of public information regarding issuers, less governmental supervision and regulation of financial markets, reduced liquidity of certain financial markets, and the lack of uniform accounting, auditing, and financial standards or the application of standards that are different or less stringent than those applied in the United States.

                     The Portfolio may invest in equity, debt, or other income-producing securities that are denominated in or indexed to foreign curren-cies, including (1) common and preferred stocks, (2) CDs, commercial paper, fixed time deposits, and bankers' acceptances issued by foreign banks, (3) obligations of other corporations, and (4) obligations of foreign governments or their subdivisions, agencies, and instrumentali-ties, international agencies, and supranational entities. Investing in foreign currency denominated securities includes the special risks asso-ciated with investing in non-U.S. issuers described in the preceding paragraph and the additional risks of (1) adverse changes in foreign exchange rates, (2) nationalization, expropriation, or confiscatory taxa-tion, (3) adverse changes in investment or exchange control regulations (which could prevent cash from being brought back to the United States), and (4) expropriation or nationalization of foreign portfolio companies. Additionally, dividends and interest payable on foreign securities may be subject to foreign taxes, including taxes withheld from those payments. Commissions on foreign securities exchanges are often at fixed rates and are generally higher than negotiated commissions on U.S. exchanges, although the Portfolio endeavors to achieve the most favorable net results on portfolio transactions.

                     Foreign securities often trade with less frequency and in less volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custody arrangements, and transaction costs of foreign currency conversions.

                     Prices of foreign securities and exchange rates for foreign currencies may be affected by the interest rates prevailing in other countries. Interest rates in other countries are often affected by local factors, including the strength of the local economy, the demand for borrowing, the government's fiscal and monetary policies, and the international balance of payments. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position.

                     Foreign   markets   also   have  different   clearance  and
     settlement procedures, and, in certain markets, there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Such delays in settlement could result in temporary periods when a portion of the assets of the Portfolio are uninvested and no return is earned thereon. The inability of the Portfolio to make intended security purchases due to settlement problems could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result in losses to the Portfolio due to subsequent declines in value of the portfolio securities, or, if the Portfolio has entered into a contract to sell the securities, could result in possible liability to the purchaser.

                     Forward  Commitments  and   When-Issued  Securities.    The
     Portfolio may purchase securities on a when-issued basis and may purchase or sell securities on a forward commitment basis. These transactions involve a commitment by the Portfolio to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities (usually expressed in terms of yield) and the date when the securities will be delivered and paid for (the settlement date) are fixed at the time the transaction is negotiated. When-issued purchases and forward commitment transactions are negotiated directly with the other party, and such commitments are not traded on exchanges.

                     When-issued purchases and forward commitment transactions enable the Portfolio to "lock in" what N&B Management believes to be an attractive price or yield on a particular security for a period of time, regardless of future changes in interest rates. For instance, in periods of rising interest rates and falling prices, the Portfolio might sell securities it owns on a forward commitment basis to limit its exposure to falling prices. In periods of falling interest rates and rising prices, the Portfolio might purchase a security on a when-issued or forward commitment basis and sell a similar security to settle such purchase, thereby obtaining the benefit of currently higher yields.

                     The value of securities purchased on a when-issued or forward commitment basis and any subsequent fluctuations in their value are reflected in the computation of the Portfolio's NAV starting on the date of the agreement to purchase the securities. The Portfolio does not earn interest on securities it has committed to purchase until they are paid for and delivered on the settlement date. When the Portfolio makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Portfolio's assets. Fluctuations in the market value of the underlying securities are not reflected in the Portfolio's daily net asset value as long as the commitment to sell remains in effect. Settlement of when-issued purchases and forward commitment transactions generally takes place within two months after the date of the transaction, but the Portfolio may agree to a longer settlement period.

                     The Portfolio will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Portfolio may dispose of or renegotiate a commitment after it has been entered into. The Portfolio also may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. The Portfolio may realize a capital gain or loss in connection with these transactions.

                     When the Portfolio purchases securities on a when-issued or forward commitment basis, the Portfolio's custodian will maintain in a segregated account securities having a value (determined daily) at least equal to the amount of the Portfolio's purchase commitments. In the case of a forward commitment to sell portfolio securities, the custodian will hold the portfolio securities themselves in a segregated account while the commitment is outstanding. These procedures are designed to ensure that the Portfolio maintains sufficient assets at all times to cover its obligations under when-issued purchases and forward commitment transactions.

                     Put and Call Options on Individual Securities. The Portfolio may write call options and purchase put options on securities in order to hedge (i.e., write or purchase options to reduce the effect of price fluctuations of securities held by the Portfolio on the Portfolio's
     NAV). The Portfolio may also purchase or write put options, purchase call options and write covered call options in an attempt to enhance income.

                     The obligation under any option terminates upon expiration of the option or, at an earlier time, when the writer offsets the option by entering into a "closing purchase transaction" to purchase an option of the same series. If an option is purchased by the Portfolio and is never exercised, the Portfolio will lose the entire amount of the premium paid.


                     The Portfolio will receive a premium for writing a put option, which obligates the Portfolio to acquire a certain security at a certain price at any time until a certain date if the purchaser of the option decides to sell such security. The Portfolio may be obligated to purchase the underlying security at more than its current value.

                     When the Portfolio purchases a put option, it pays a premium to the writer for the right to sell a security to the writer for a specified amount at any time until a certain date. The Portfolio would purchase a put option in order to protect itself against a decline in the market value of a security it owns.

                     When the Portfolio writes a call option, it is obligated to sell a security to a purchaser at a specified price at any time the purchaser requests until a certain date, and receives a premium for writing the call option. So long as the obligation of the call option continues, the Portfolio may be assigned an exercise notice, requiring it to deliver the underlying security against payment of the exercise price. The Portfolio may be obligated to deliver securities underlying an option at less than the market price, thereby giving up any additional gain on the security. The Portfolio intends to write only "covered" call options on securities it owns.

                     When the Portfolio purchases a call option, it pays a premium for the right to purchase a security from the writer at a specified price until a specified date. The Portfolio would purchase a call option in order to protect against an increase in the price of securities it intends to purchase or to offset a previously written call option.

                     Portfolio securities on which  call and put options may  be written and purchased by the Portfolio are purchased solely on the basis of investment considerations consistent with the Portfolio's investment objective. The writing of covered call options is a conservative investment technique that is believed to involve relatively little risk (in contrast to the writing of "naked" or uncovered call options, which the Portfolio will not do) but is capable of enhancing the Portfolio's total return. When writing a covered call option, the Portfolio, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security above the exercise price, but conversely retains the risk of loss should the price of the security decline. When writing a put option, the Portfolio, in return for the premium, takes the risk that it must purchase the underlying security at the exercise price, which may be higher than the current market price of the security. If a call or put option that the Portfolio has written expires unexercised, the Portfolio will realize a gain in the amount of the premium; however, in the case of a call option, that gain may be offset by a decline in the market value of the underlying security during the option period. If the call option is exercised, the Portfolio will realize a gain or loss from the sale of the underlying security.

                     Options are traded both on exchanges and in the over-the-counter ("OTC") market. Exchange-traded options are issued by a clearing organization affiliated with the exchange on which the option is listed; the clearing organization in effect guarantees completion of every exchange-traded option. In contrast, OTC options are contracts between the Portfolio and its counterparty with no clearing organization guarantee. Thus, when the Portfolio sells (or purchases) an OTC option, it generally will be able to "close out" the option prior to its expiration only by entering into a closing transaction with the dealer to whom (or from whom) the Portfolio originally sold (or purchased) the option. There can be no assurance that the Portfolio would be able to liquidate an OTC option at any time prior to expiration. Unless the Portfolio is able to effect a closing purchase transaction in a covered OTC call option it has written, it will not be able to liquidate securities used as cover until the option expires or is exercised or until different cover is substituted. In the event of the counterparty's insolvency, the Portfolio may be unable to liquidate its options position and the associated cover. N&B Management monitors the creditworthiness of dealers with which the Portfolio may engage in OTC options transactions, and limits the Portfolio's counterparties in such transactions to dealers with a net worth of at least $20 million as reported in their latest financial statements.

                     The assets used as cover (or held in a segregated account) for OTC options written by the Portfolio will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the Portfolio may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC call option written subject to this procedure will be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

                     The  premium received  (or paid)  by the  Portfolio when it writes (or purchases) a call or put option is the amount at which the option is currently traded on the applicable exchange, less (or plus) a commission. The premium may reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to the market price, the historical price volatility of the underlying security, the length of the option period, the general supply of and demand for credit, and the general interest rate environment. The premium received by the Portfolio for writing a covered call or put option is recorded as a liability on the Portfolio's statement of assets and liabilities. This liability is adjusted daily to the option's current market value, which is the sales price on the option's last reported trade on that day before the time the Portfolio's NAV is computed or, in the absence of any trades thereof on that day, the mean between the closing bid and ask prices.

                     Closing transactions  are effected  in order  to realize  a profit on an outstanding option, to prevent an underlying security from being called, or to permit the sale or the put of the underlying security. Furthermore, effecting a closing transaction permits the Portfolio to write another call option on the underlying security with a different exercise price or expiration date or both. If the Portfolio desires to sell a particular security on which it has written a call option, it will seek to effect a closing transaction prior to, or concurrently with, the sale of the security. There is, of course, no assurance that the Portfolio will be able to effect closing transactions at favorable prices. If the Portfolio cannot enter into such a transaction, it may be required to hold a security that it might otherwise have sold (or purchase a security that it would not have otherwise bought), in which case it would continue to be subject to market risk on the security.

                     The Portfolio will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from writing the call or put option. However, because increases in the market price of a call option generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Portfolio.

                     Options normally have expiration dates between three and nine months from the date written. The Portfolio may purchase both European-style options and American-style options. European-style options are only exercisable immediately prior to their expiration date. American-style options, in contrast, are exercisable at any time prior to their expiration date. The exercise price of an option may be below, equal to, or above the market value of the underlying security at the time the option is written. From time to time, the Portfolio may purchase an underlying security for delivery in accordance with an exercise notice of a call option assigned to it, rather than delivering the security from its portfolio. In those cases, additional brokerage commissions are incurred.

                     Put and Call Options on Securities Indices. The Portfolio may write or purchase put and call options on securities indices for the purpose of hedging against the risk of unfavorable price movements that would adversely affect the value of the Portfolio's securities or securities the Portfolio intends to buy. However, the Portfolio currently does not expect to invest a substantial portion of its assets in securities index options. Unlike a securities option, which gives the holder the right to purchase or sell a specified security at a specified price, an option on a securities index gives the holder the right to receive a cash "exercise settlement amount" equal to (1) the difference between the exercise price of the option and the value of the underlying securities index on the exercise date multiplied by (2) a fixed "index multiplier."

                     A securities index fluctuates with changes in the market values of the securities included in the index. Options on stock indices are currently traded on the Chicago Board Options Exchange, the NYSE, the AmEx, and other U.S. and foreign exchanges.

                     The Portfolio may purchase put options in order to hedge against an anticipated decline in securities market prices that might adversely affect the value of the Portfolio's portfolio securities. If the Portfolio purchases a put option on a securities index, the amount of the payment it would receive upon exercising the option would depend on the extent of any decline in the level of the securities index below the exercise price. Such payments would tend to offset a decline in the value of the Portfolio's portfolio securities. However, if the level of the securities index increases and remains above the exercise price while the put option is outstanding, the Portfolio will not be able to exercise the option profitably and will lose the amount of the premium and any transaction costs. Such loss may be partially offset by an increase in the value of the Portfolio's portfolio securities.

                     The Portfolio may purchase call options on securities indices in order to participate in an anticipated increase in securities market prices. If the Portfolio purchases a call option on a securities index, the amount of the payment it would receive upon exercising the option would depend on the extent of any increase in the level of the securities index above the exercise price. Such payments would, in effect, allow the Portfolio to benefit from securities market appreciation even though it may not have had sufficient cash to purchase the underlying securities. Such payments may also offset increases in the price of securities that the Portfolio intends to purchase. If, however, the level of the securities index declines and remains below the exercise price while the call option is outstanding, the Portfolio will not be able to exercise the option profitably and will lose the amount of the premium and any transaction costs. Such loss may be partially offset by a reduction in the price the Portfolio pays to buy additional securities for its portfolio.

                     The Portfolio may  write securities index options in  order to close out positions in securities index options which it has purchased. These closing sale transactions enable the Portfolio immediately to realize gains or minimize losses on its options positions. If the Portfolio is unable to effect a closing sale transaction with respect to options that it has purchased, it would have to exercise the options in order to realize any profit and may incur transaction costs.

                     The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets.

                     The effectiveness of hedging through the purchase of securities index options will depend upon the extent to which price movements in the portfolio securities being hedged correlate with price movements in the selected securities index. Perfect correlation is not possible because the securities held or to be acquired by the Portfolio will not exactly match the composition of the securities indices on which options are available. In addition, the purchase of securities index options involves the risk that the premium and transaction costs paid by the Portfolio in purchasing an option will be lost as a result of unanticipated movements in prices of the securities comprising the securities index on which the option is based.

                     All securities index options purchased by the Portfolio will be listed and traded on an exchange.

                     Other Risks  of Options  Transactions.   The Portfolio  may
     purchase and sell options that are traded on both U.S. and foreign exchanges. There is no assurance that a liquid secondary market on a domestic or foreign options exchange will exist for any particular exchange-traded option or at any particular time, and for some options no secondary market on an exchange may exist. If the Portfolio is unable to effect a closing purchase transaction with respect to covered call options it has written, it will not be able to sell the underlying securities or dispose of assets held in a segregated account until the options expire or are exercised.

                     Reasons for the absence  of a liquid secondary market on an exchange include the following: (1) there may be insufficient interest in trading certain options; (2) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (3) trading halts, suspensions or other restrictions may be imposed with respect to
     particular   classes,   series   of  options   or   underlying  securities;
     (4) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (5) the facilities of an exchange or its clearing organization may not at all times be adequate to handle current trading volume; or (6) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the clearing organization as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

                     The writing and purchase of options is a highly special-ized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The writing of options on securities involves a risk that the Portfolio will be required to sell or purchase such securities at a price less favorable than the current market price and will lose the benefit of appreciation or depreciation in the market price of such securities.

                     The Portfolio would incur brokerage commissions or spreads in connection with its options transactions, as well as for purchases and sales of underlying securities. Brokerage commissions for options transactions may be higher or lower than for portfolio securities transactions. The writing of options could result in a significant increase in the Portfolio's turnover rate.

                     Futures Contracts.   The Portfolio  may enter into  futures
     contracts for the purchase or sale of individual securities and futures contracts on securities indices which are traded on exchanges licensed and regulated by the Commodity Futures Trading Commission ("CFTC") or on foreign exchanges. Trading on foreign exchanges is subject to the legal requirements of the jurisdiction in which the exchange is located and to the rules of such foreign exchange. The Portfolio may purchase and sell futures for bona fide hedging and non-hedging purposes (i.e., in an effort to enhance income) as defined in regulations of the CFTC.

                     A futures contract on a security is a binding contractual commitment which, if held to maturity, will result in an obligation to make or accept delivery during a particular month of securities having a standardized face value and rate of return. By purchasing futures on securities, the Portfolio will legally obligate itself to accept delivery of the underlying security and to pay the agreed price. By selling futures on securities, the Portfolio will legally obligate itself to make delivery of the security and receive payment of the agreed price.

                     Open futures positions on securities are valued at the most recent settlement price, unless such price does not reflect the fair value of the contract, in which case the position will be valued by or under the direction of the Trustees.

                     Futures contracts on securities normally are not held to maturity but are instead liquidated through offsetting transactions which may result in a profit or loss. While futures contracts on securities entered into by the Portfolio will usually be liquidated in this manner, the Portfolio may instead make or take delivery of the underlying securities whenever it appears economically advantageous for it to do so. A clearing corporation associated with the exchange on which futures on securities are traded assumes responsibility for closing out open futures positions and guarantees that, if still open, the sale or purchase of securities will be performed on the settlement date.

                     A securities index futures contract does not require the physical delivery of securities, but merely provides for profits and losses resulting from changes in the market value of the contract to be credited or debited at the close of each trading day to the respective accounts of the parties to the contract. On the contract's expiration date, a final cash settlement occurs, and the futures positions are simply closed out. Changes in the market value of a particular securities index futures contract reflect changes in the specified index of the securities on which the futures contract is based.

                     The Portfolio sells futures contracts in order to offset a possible decline in the value of its portfolio securities. When a futures contract is sold by the Portfolio, the value of the contract will tend to rise when the value of the Portfolio's securities declines and will tend to fall when the value of such securities increases. The Portfolio purchases futures contracts in order to fix what N&B Management believes to be a favorable price for securities the Portfolio intends to purchase. If a futures contract is purchased by the Portfolio, the value of the contract will tend to change together with changes in the value of such securities.

                     The Portfolio may also purchase put and call options on futures contracts for bona fide hedging and nonhedging purposes. A put option purchased by the Portfolio would give it the right to assume a position as the seller of a futures contract (assume a short position). A call option purchased by the Portfolio would give it the right to assume a position as the purchaser of a futures contract (assume a long position). The Portfolio pays a premium when it purchases an option on a futures contract. In exchange for the premium, the Portfolio becomes entitled to exercise the option, but is not required to do so. If the option cannot be profitably exercised before it expires, the Portfolio's loss will be limited to the amount of the premium and any transaction costs.

                     In addition, the Portfolio may write (sell) put and call options on futures contracts for bona fide hedging and nonhedging purposes. Writing a put option on a futures contract generates a premium, which may partially offset an increase in the price of securities that the Portfolio intends to purchase. However, the Portfolio becomes obligated to purchase a futures contract, which may have a value lower than the exercise price. Conversely, writing a call option on a futures contract generates a premium which may partially offset a decline in the value of the Portfolio's assets. By writing a call option, the Portfolio becomes obligated, in exchange for the premium, to sell a futures contract, which may have a value higher than the exercise price.

                     The Portfolio may enter into closing purchase or sale transactions in order to terminate a futures contract. The Portfolio may close out an option which it has purchased or written by selling or purchasing an offsetting option of the same series. There is no guarantee that such closing transactions can be effected. The Portfolio's ability to enter into closing transactions depends on the development and maintenance of a liquid market, which may not exist at all times.

                     Although futures and  options transactions are  intended to enable the Portfolio to manage interest rate or stock market risks, unanticipated changes in interest rates or market prices could result in poorer performance than if the Portfolio had not entered into such transactions. Even if N&B Management correctly predicts interest rate or market price movements, a hedge could be unsuccessful if changes in the value of the Portfolio's futures position do not correspond to changes in the value of its investments. This lack of correlation between the Portfolio's futures and securities positions may be caused by differences between the futures and securities markets or by differences between the securities underlying the Portfolio's futures position and the securities held by or to be purchased for the Portfolio. N&B Management attempts to minimize these risks through careful selection and monitoring of the Portfolio's futures and options positions. The ability to predict the direction of the securities markets and interest rates involves skills different from those used in selecting securities.

                     The prices of futures contracts depend primarily on the value or level of the securities or indices on which they are based.
     Because there are a limited number of types of futures contracts, it is likely that the standardized futures contracts available to the Portfolio will not exactly match the securities the Portfolio wishes to hedge or intends to purchase, and consequently will not provide a perfect hedge against all price fluctuations. To compensate for differences in historical volatility between positions the Portfolio wishes to hedge and the standardized futures contracts available to it, the Portfolio may purchase or sell futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase.

                     Foreign Currency Transactions. The Portfolio may engage in foreign currency exchange transactions. Such transactions are conducted either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through entering into forward contracts to purchase or sell foreign currencies. The Portfolio may enter into forward contracts in order to protect against uncertainty in the level of future foreign currency exchange rates and may also enter into forward contracts for nonhedging purposes. A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market directly between traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the prices at which they are buying and selling various currencies.

                     When the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may wish to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of foreign currency involved in the underlying security transactions, the Portfolio will be able to protect itself against a possible loss. Such loss would result from an adverse change in the relationship between the U.S. dollar and the foreign currency during the period between the date on which the security is purchased or sold and the date on which payment is made or received.

                     When N&B Management believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, the Portfolio may also enter into a forward contract to sell, for a fixed amount of dollars, an amount of foreign currency which approximates the value of some or all of the portfolio securities denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the Portfolio's foreign currency denominated securities will not generally be possible, since the future value of such securities will change as a consequence of market movements between the date the forward contract is entered into and the date it matures.

                     The Portfolio may also engage in cross-hedging by using forward contracts in one currency to hedge against fluctuations in the value of securities denominated in a different currency, when N&B Management believes that there is a pattern of correlation between the two currencies. The Portfolio may also purchase and sell forward contracts for nonhedging purposes when N&B Management anticipates that a foreign currency will appreciate or depreciate in value, but securities in that currency do not present attractive investment opportunities and are not held in the Portfolio's investment portfolio.

                     When   the   Portfolio   engages   in    foreign   currency
     transactions for hedging purposes, it will not enter into forward contracts to sell currency or maintain a net exposure to such contracts if their consummation would obligate the Portfolio to deliver an amount of foreign currency in excess of the value of the Portfolio's portfolio securities or other assets denominated in that currency. At the consummation of the forward contract, the Portfolio may either make delivery of the foreign currency or terminate its contractual obligation to deliver by purchasing an offsetting contract obligating it to purchase the same amount of such foreign currency at the same maturity date. If the Portfolio chooses to make delivery of the foreign currency, it may be required to obtain such currency through the sale of portfolio securities denominated in such currency or through conversion of other assets of the Portfolio into such currency. If the Portfolio engages in an offsetting transaction, it will incur a gain or a loss to the extent that there has been a change in forward contract prices. Closing purchase transactions with respect to forward contracts are usually made with the currency trader who is a party to the original forward contract.

                     The  Portfolio   is  not  required   to  enter  into   such
     transactions  and  will   not  do  so  unless  deemed  appropriate  by  N&B
     Management.

                     Using forward contracts to protect the value of the Portfolio's securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange which can be achieved at some future point in time. The precise projection of short-term currency market movements is not possible, and short-term hedging provides a means of fixing the dollar value of only a portion of the Portfolio's foreign assets.

                     While the Portfolio may enter into forward contracts to reduce currency exchange rate risks, transactions in such contracts involve certain other risks. Thus, while the Portfolio may benefit from such transactions, unanticipated changes in currency exchange rates may result in a poorer overall performance for the Portfolio than if it had not engaged in any such transactions. Moreover, there may be imperfect correlation between the Portfolio's holdings of securities denominated in a particular currency and forward contracts entered into by the Portfolio. Such imperfect correlation may cause the Portfolio to sustain losses or may prevent the Portfolio from achieving a complete hedge. The Portfolio may experience delays in the settlement of its foreign currency transactions.

                     An  issuer of  fixed  income  securities purchased  by  the
     Portfolio may be domiciled in a country other than the country in whose currency the instrument is denominated. The Portfolio may also invest in debt securities denominated in the European Currency Unit ("ECU"), which is a "basket" consisting of a specified amount of the currencies of certain of the member states of the European Union. The specific amounts of currencies comprising the ECU may be adjusted by the Council of Ministers of the European Union from time to time to reflect changes in relative values of the underlying currencies. In addition, the Portfolio may invest in securities denominated in other currency baskets. The market for ECUs may become illiquid at times of uncertainty or rapid change in the European currency markets, limiting the Portfolio's ability to prevent potential losses.

                     Currency Futures and Options Thereon. The Portfolio may enter into currency futures contracts and options on such futures contracts in domestic and foreign markets and may do so for hedging or nonhedging purposes (i.e., in an effort to enhance income) as defined in CFTC regulations. The Portfolio may sell a currency futures contract or a call option, or it may purchase a put option on such futures contract, if N&B Management anticipates that exchange rates for a particular currency will fall. Such a transaction will be used as a hedge (or, in the case of a sale of a call option, a partial hedge) against a decrease in the value of the Portfolio's securities denominated in such currency. If N&B Management anticipates that a particular currency will rise, the Portfolio may purchase a currency futures contract or a call option to protect against an increase in the price of securities which are denominated in a particular currency and which the Portfolio intends to purchase. The Portfolio may also purchase a currency futures contract, or a call option thereon, for nonhedging purposes when N&B Management anticipates that a particular currency will appreciate in value, but securities denominated in that currency do not present an attractive investment and are not included in the Portfolio's portfolio.

                     The  sale  of  a  currency  futures   contract  creates  an
     obligation by the Portfolio, as seller, to deliver the amount of currency called for in the contract at a specified future time for a specified price. The purchase of a currency futures contract creates an obligation by the Portfolio, as purchaser, to take delivery of an amount of currency at a specified future time at a specified price. Although the terms of currency futures contracts specify actual delivery or receipt, in most instances the contracts are closed out before the settlement date without the parties making or taking of delivery of the currency. A currency futures contract is closed out by entering into an offsetting purchase or sale transaction. To close out a currency futures contract sold by the Portfolio, the Portfolio purchases a currency futures contract for the same aggregate amount of currency and same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Portfolio is immediately paid the difference. Similarly, to close out a currency futures contract purchased by the Portfolio, the Portfolio sells a
     currency futures  contract.   If  the  offsetting  sale price  exceeds  the
     purchase price, the Portfolio realizes a gain. Likewise, if the offsetting sale price is less than the purchase price, the Portfolio realizes a loss.

                     Unlike a currency futures contract, which requires the parties to buy and sell currency on a set date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to enter into the contract, the premium paid for the option is lost. For the holder of an option, there are no daily payments of cash for variation margin to reflect changes in the value of the underlying contract, as there are by a purchaser or seller of a currency futures contract.

                     A risk in employing currency futures contracts to protect against price volatility of portfolio securities which are denominated in a particular currency is that the prices of such currency futures contracts may not completely correlate with the cash prices of the Portfolio's securities. The correlation may be distorted by the fact that the currency futures market may be dominated by short-term traders seeking to profit from changes in exchange rates. This would reduce the value of such contracts used for hedging purposes over a short-term period. Such distortions are generally minor and would diminish as the contract approaches maturity. Another risk is that N&B Management could be incorrect in its expectation as to the direction or extent of various exchange rate movements or the time span within which such movements will take place. When the Portfolio purchases currency futures contracts, an amount of securities, cash, or cash equivalents equal to the market value of the currency futures contract (minus any required margin) will be deposited in a segregated account to collateralize the position and thereby limit the use of such futures contracts.

                     Put and call options on currency futures have character-istics similar to those of other options. In particular, the ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid secondary market for such options.

                     Options on Foreign Currencies. The Portfolio may purchase options on foreign currencies for hedging purposes in a manner similar to currency futures contracts or forward contracts. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such decreases in the value of portfolio securities, the Portfolio may purchase put options on the foreign currency. If the value of the currency declines, the Portfolio will have the right to sell such currency for a fixed amount of dollars which exceeds the market value of such currency. This would result in a gain that may offset, in whole or in part, the negative effect of currency depreciation on the value of the Portfolio's securities denominated in that currency.

                     Conversely, if a rise in the dollar value of a currency is projected for securities to be acquired by the Portfolio, thereby increas-ing the cost of such securities, the Portfolio may purchase call options on such currency. If the value of currency increases sufficiently, the Portfolio will have the right to purchase such currency for a fixed amount of dollars which is less than the market value of such currency. Such a purchase would result in a gain that may offset, at least partially, the effect of any currency-related increase in the price of securities the Portfolio intends to acquire.

                     As in the case of other types of options transactions, however, the benefit the Portfolio derives from purchasing foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, if currency exchange rates do not move in the direction or to the extent anticipated, the Portfolio could sustain losses on transactions in foreign currency options which would deprive it of all or a portion of the benefits of advantageous changes in such rates.

                     The Portfolio may also write options on foreign currencies for hedging purposes. For example, if N&B Management anticipates a decline in the dollar value of foreign currency denominated securities because of declining exchange rates, the Portfolio could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option most likely will not be exercised, and the decrease in value of portfolio securities will be offset, at least partially, by the amount of the premium received by the Portfolio.

                     Similarly, the Portfolio could write a put option on the relevant currency, instead of purchasing a call option, to hedge against an anticipated increase in the dollar cost of securities to be acquired. If exchange rates move in the manner projected, the put option most likely will expire unexercised and allow the Portfolio to offset such increased cost up to the amount of the premium.

                     However, as in the case of other types of options transactions, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium and only if rates move in the expected direction. If unanticipated exchange rate fluctua-tions occur, the option may be exercised, and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be fully offset by the amount of the premium. As a result of writing options on foreign currencies, the Portfolio also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in currency exchange rates.

                     The Portfolio may purchase call options on foreign currencies for nonhedging purposes when N&B Management anticipates that a currency will appreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not included in the Portfolio's portfolio. The Portfolio may write (sell) put and covered call options on any currency in order to realize greater income than would be realized on portfolio securities alone. However, in writing covered call options for income, the Portfolio may forego the opportunity to profit from an increase in the market value of the underlying currency. Also, when writing put options, the Portfolio accepts, in return for the option premium, the risk that it may be required to purchase the underlying currency at a price in excess of the currency's market value at the time of purchase.

                     The Portfolio would normally purchase call options for nonhedging purposes in anticipation of an increase in the market value of a currency. The Portfolio would ordinarily realize a gain if, during the option period, the value of such currency exceeded the sum of the exercise price, the premium paid and transaction costs. Otherwise the Portfolio would realize either no gain or a loss on the purchase of the call option. Put options may be purchased by the Portfolio for the purpose of benefiting from a decline in the value of currencies which it does not own. The Portfolio would ordinarily realize a gain if, during the option period, the value of the underlying currency decreased below the exercise price sufficiently to more than cover the premium and transaction costs. Otherwise the Portfolio would realize either no gain or a loss on the purchase of the put option.

                     A call option on foreign currency written by the Portfolio is "covered" if the Portfolio owns the underlying foreign currency, or if it has an absolute and immediate right to acquire that foreign currency without additional cash consideration. A call option is also covered if the Portfolio holds a call on the same foreign currency for the same principal amount as the call written where the exercise price of the call held is (1) equal to or less than the exercise price of the call written or (2) greater than the exercise price of the call written if the amount of the difference is maintained by the Portfolio in cash or liquid, high-grade debt securities in a segregated account with its custodian.

              Limitations on Options, Futures Contracts and Foreign Currency Transactions. The Portfolio is required to maintain margin deposits with, or for the benefit of, futures commission merchants through which it effects futures transactions. The Portfolio must deposit initial margin each time it enters into a futures contract. Such initial margin is usually equal to a percentage of the contract's value. In addition, daily variation margin payments in cash are required to reflect gains and losses on open futures positions. As a result, the Portfolio may be required to make additional margin payments during the term of a futures contract. The Portfolio may not purchase or sell futures contracts (including currency futures contracts) or related options (including certain options on foreign currencies) on foreign or U.S. exchanges if immediately thereafter the aggregate amount of initial margin deposits and premiums paid on the Portfolio's existing positions (excluding futures contracts and options entered into for bona fide hedging purposes and net of the amount the options are "in the money") would exceed 5% of the market value of the Portfolio's net assets. When the Portfolio purchases futures contracts or writes put options thereon, the Portfolio will deposit an amount of cash, cash equivalents or securities denominated in the appropriate currency equal to the market value of the futures contracts and options (less any related margin deposits) in a segregated account with its custodian to collateralize the position, thereby limiting the use of such futures contracts. Pursuant to an undertaking made to a state securities administrator, the Portfolio will not invest more than 5% of its total assets in instruments commonly known as options, financial futures, or stock index futures, other than hedging positions or positions that are covered by cash or securities. Also, the Portfolio has undertaken that it will not invest more than 5% of its total assets in puts, calls, straddles, spreads, or any combination thereof.

                     When the Portfolio enters into forward contracts for the sale or purchase of currencies, the Portfolio will either cover its position or establish a segregated account. The Portfolio will consider its position covered if it has securities in the currency subject to the forward contract, or otherwise has the right to obtain that currency at no additional cost. In the alternative, the Portfolio will place cash which is not available for investment, liquid, high-grade debt securities or other securities (denominated in the foreign currency subject to the forward contract) in a separate account. The amounts in such separate account will equal the value of the Portfolio's assets which are committed to the consummation of foreign currency exchange contracts. If the value of the securities placed in the separate account declines, the Portfolio will place additional cash or securities in the account on a daily basis so that the value of the account will equal the amount of the Portfolio's commitments with respect to such contracts.

                     The extent to which the Portfolio may enter into futures and options transactions may be limited by the requirements of federal income tax law applicable to its investor(s) for qualification as a regulated investment company ("RIC").

                     Short Sales. The Portfolio may enter into short sales of securities to the extent permitted by its nonfundamental investment policies and limitations. Under applicable guidelines of the SEC staff, if the Portfolio engages in a short sale (other than a short sale against-the-box), it must put in a segregated account (not with the broker) an amount of cash or U.S. Government securities equal to the difference between (1) the market value of the securities sold short at the time they were sold short and (2) any cash or U.S. Government securities required to be deposited as collateral with the broker in connection with the short sale (not including the proceeds from the short sale). In addition, until the Portfolio replaces the borrowed security, it must daily maintain the segregated account at such a level that (1) the amount deposited in it plus the amount deposited with the broker as collateral equals the current market value of the securities sold short, and (2) the amount deposited in it plus the amount deposited with the broker as collateral is not less than the market value of the securities at the time they were sold short.

                     The effect of short  selling on the Portfolio is similar to the effect of leverage. Short selling may exaggerate changes in the Portfolio's NAV and yield. Short selling may also produce higher than normal portfolio turnover, which may result in increased transaction costs to the Portfolio and may result in gains from the sale of securities deemed to have been held for less than three months. Such gains must be limited in order for an investor in the Portfolio to qualify as a RIC for federal income tax purposes. See Item 20 ("Tax Status").

                     Fixed  Income  Securities.    While  the  emphasis  of  the
     Portfolio's investment program is on common stocks and other equity securities (including preferred stocks and securities convertible into or exchangeable for common stocks), the Portfolio may also invest in money market instruments, U.S. Government or Agency Securities, and other fixed income securities. The Portfolio may invest in foreign corporate bonds and debentures and sovereign debt instruments issued or guaranteed by foreign governments, their agencies or instrumentalities. The Portfolio may invest in debt securities of any rating, including those rated below investment grade and Comparable Unrated Securities. The ratings of a nationally recognized statistical rating organization represent its opinion as to the quality of securities it undertakes to rate. Ratings are not absolute standards of quality; consequently, securities with the same maturity, coupon, and rating may have different yields. The Portfolios rely primarily on ratings assigned by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's ("S&P"), which are described in the Appendix to this Part B.

                     Foreign debt securities are subject to risks similar to those of other foreign securities. Fixed income securities are subject to the risk of an issuer's inability to meet principal and interest payments on its obligations ("credit risk") and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity ("market risk"). Lower-rated securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates. Debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuer of such securities to make principal and interest payments than is the case for higher-grade debt securities. An economic downturn affecting the issuer may result in an increased incidence of default. The market for lower-rated securities may be thinner and less active than for higher-rated securities. Pricing of thinly traded securities requires greater judgment than pricing of securities for which market transactions are regularly reported. N&B Management will invest in such securities only when it concludes that the anticipated return to the Portfolio on such an investment warrants exposure to the additional level of risk.

                     Subsequent to its purchase by the Portfolio, an issue of securities may cease to be rated or its rating may be reduced so that the securities would not be eligible for purchase by the Portfolio. In such a case, N&B Management will make a determination as to whether the Portfolio should dispose of the downgraded securities.

                     Commercial Paper. Commercial paper is a short-term debt security issued by a corporation or bank for purposes such as financing current operations. The Portfolio may invest only in commercial paper receiving the highest rating from S&P (A1) or Moody's (P1), or deemed by N&B Management to be of equivalent quality. The Portfolio may invest in such commercial paper as a defensive measure, to increase liquidity or as needed for segregated accounts.

                     The Portfolio may invest in commercial paper that cannot be resold to the public without an effective registration statement under the 1933 Act. While restricted commercial paper normally is deemed illiquid, N&B Management may in certain cases determine that such paper is liquid, pursuant to guidelines established by the Trustees.

                     Convertible Securities.   A  convertible security  entitles
     the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, such securities ordinarily provide a stream of income with generally higher yields than common stocks of the same or similar issuers, but lower than the yield on nonconvertible debt. Convertible securities are usually subordinated to comparable-tier nonconvertible securities but rank senior to common stock in a corporation's capital structure. The value of a convertible security is a function of (1) its yield in comparison to the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth if converted into the underlying common stock.

                     Convertible securities are typically issued by smaller capitalization companies whose stock prices may be volatile. The price of a convertible security often reflects variations in the price of the underlying common stock in a way that nonconvertible debt does not. A convertible security may be subject to redemption at the option of the issuer at a price established in the security's governing instrument. If a convertible security held by the Portfolio is called for redemption, the Portfolio will be required to convert it into the underlying common stock, sell it to a third party or permit the issuer to redeem the security. Any of these actions could have an adverse effect on the Portfolio's ability to achieve its investment objective.

                     Preferred Stock.   The  Portfolio may  invest in  preferred
     stock. Unlike interest payments on debt securities, dividends on preferred stock are generally payable at the discretion of the issuer's board of directors, although preferred shareholders may have certain rights if dividends are not paid. Shareholders may suffer a loss of value if dividends are not paid and generally have no legal recourse against the issuer. The market prices of preferred stocks are generally more sensitive to changes in the issuer's creditworthiness than are the prices of debt securities.


     Item 14.  Management of the Trust.
     ---------------------------------

                                Trustees and Officers

                     The following table sets forth information concerning the Trustees and officers of the Trust, including their addresses and principal business experience during the past five years. Some persons named as trustees and officers also serve in similar capacities for other funds, and (where applicable) their corresponding portfolios, managed by N&B Management and Neuberger & Berman, L.P. ("Neuberger & Berman").


       Name, Age and                 Positions Held
       Address(1)                    With the Trust        Principal Occupation(s)(2)
       -------------                 --------------        -----------------------






                                         B-31






       Name, Age and                 Positions Held
       Address(1)                    With the Trust        Principal Occupation(s)(2)
       -------------                 --------------        -----------------------

       Stanley Egener*(61)           Chairman of the       Partner of Neuberger & Berman; President and
                                     Board, Chief          Director of N&B Management; Chairman of the
                                     Executive Officer,    Board, Chief Executive Officer, and Trustee
                                     and Trustee           of eight other mutual funds for which N&B
                                                           Management acts as investment manager or
                                                           administrator.

       Howard A. Mileaf (57)         Trustee               Vice President and Special Counsel to Wheel-
       Wheeling Pittsburgh                                 ing Pittsburgh Corporation (holding company)
       Corporation                                         since 1992; formerly Vice President and
       110 East 59th Street                                General Counsel of Keene Corporation
       New York, NY  10022                                 (manufacturer of industrial products);
                                                           Director of Kevlin Corporation (manufacturer
                                                           of microwave and other products).

       John T. Patterson, Jr. (67)   Trustee               President of SOBRO (South Bronx Overall
       90 Riverside Drive                                  Economic Development Corporation).
       Apartment 1B
       New York, NY  10024

       John P. Rosenthal (63)        Trustee               Senior Vice President of Burnham Securities
       Burnham Securities Inc.                             Inc. (a registered broker-dealer) since 1991;
       Burnham Asset                                       formerly Partner of Silberberg, Rosenthal &
       Management Corp.                                    Co. (member of National Association of
       1325 Avenue of the                                  Securities Dealers, Inc.); Director, Cancer
       Americas, 17th Floor                                Treatment Holdings, Inc.
       New York, NY  10019

       Lawrence Zicklin* (59)        President             Partner of Neuberger & Berman; Director of
                                                           N&B Management; President and Trustee of five
                                                           other mutual funds for which N&B Management
                                                           acts as investment manager or administrator.


       Daniel J. Sullivan (55)       Vice President        Senior Vice President of N&B Management since
                                                           1992; prior thereto, Vice President of N&B
                                                           Management; Vice President of eight other
                                                           mutual funds for which N&B Management acts as
                                                           investment manager or administrator.










                                         B-32






       Name, Age and                 Positions Held
       Address(1)                    With the Trust        Principal Occupation(s)(2)
       -------------                 --------------        -----------------------

       Michael J. Weiner (48)        Vice President        Senior Vice President and Treasurer of N&B
                                     and Principal         Management since 1992; prior thereto, Vice
                                     Financial Officer     President and Treasurer of N&B Management and
                                                           Treasurer of certain mutual funds for which
                                                           N&B Management acted as investment adviser;
                                                           Vice President and Principal Financial
                                                           Officer of eight other mutual funds for which
                                                           N&B Management acts as investment manager or
                                                           administrator.

       Richard Russell (48)          Treasurer and         Vice President of N&B Management since
                                     Principal             January 1993; prior thereto, Assistant Vice
                                     Accounting Officer    President of N&B Management; Treasurer and
                                                           Principal Accounting Officer of eight other
                                                           mutual funds for which N&B Management acts as
                                                           investment manager or administrator.

       Claudia A. Brandon (38)       Secretary             Vice President of N&B Management; Secretary
                                                           of eight other mutual funds for which N&B
                                                           Management acts as investment manager or
                                                           administrator.

       Stacy Cooper-Shugrue (32)     Assistant Secretary   Assistant Vice President of N&B Management
                                                           since 1993; employee of N&B Management since
                                                           1989; Assistant Secretary of eight other
                                                           mutual funds for which N&B Management acts as
                                                           investment manager or administrator.

       C. Carl Randolph (57)         Assistant Secretary   Partner of Neuberger & Berman since 1992;
                                                           employee thereof since 1971; Assistant
                                                           Secretary of eight other mutual funds for
                                                           which N&B Management acts as investment
                                                           manager or administrator.

       Jacqueline Henning (53)       Assistant Treasurer   Managing Director, State Street Cayman Trust
                                                           Co., Ltd. since 1994; Assistant Director,
                                                           Morgan Grenfell, 199394; Bank of Nova Scotia
                                                           Trust Co. (Cayman) Ltd., Managing Director,
                                                           198893.

       Lenore Joan McCabe (34)       Assistant Secretary   Operations Supervisor, State Street Cayman
                                                           Trust Co., Ltd.; Project Manager, State
                                                           Street Canada, Inc., 199294; employee, Boston
                                                           Financial Data Services, 198492.

     ____________________

     (1) Unless otherwise indicated, the business address of each listed person is 605 Third Avenue, New York, New York 10158.

     (2) Except as otherwise indicated, each individual has held the positions shown for at least the last five years.

     * Indicates an "interested person" of the Trust within the meaning of the 1940 Act. Messrs. Egener and Zicklin are interested persons by virtue of the fact that they are officers and/or directors of N&B Management and partners of Neuberger & Berman.

              The Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses reasonably incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless it is adjudicated that they engaged in bad faith, willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of their offices. In the case of settlement, such indemnification will not be provided unless it has been determined (by a court or other body approving the settlement or other disposition, by a majority of disinterested Trustees based upon a review of readily available facts, or in a written opinion of independent counsel) that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties.

              The  following  table   sets  forth  information   concerning  the
     compensation of the trustees and officers of the Trust. None of the Neuberger & Berman Funds has any retirement plan for its trustees or officers.


                                TABLE OF COMPENSATION
                            FOR FISCAL YEAR ENDED 8/31/95
                            -----------------------------

                                                                    Total Compensation from the
       Name and Position                  Aggregate Compensation    Neuberger & Berman Fund Complex
       with the Trust                         from the Trust             Paid to Trustees
       -----------------                  ----------------------    -------------------------------


       Stanley Egener,                               $0                           $0
       Chairman of the Board, Chief                                 (9 other investment companies)
       Executive Officer, and Trustee

       Howard A. Mileaf, Trustee                   $2,500                      $36,500
                                                                    (4 other investment companies)

       John T. Patterson, Jr., Trustee             $3,000                      $34,500
                                                                    (4 other investment companies)

                                         B-34






       John P. Rosenthal, Trustee                  $3,000                      $33,000
                                                                    (4 other investment companies)


     Item 15.  Control Persons and Principal Holders of Securities.
     -------------------------------------------------------------

                     As of December 15, 1995, the Portfolio could be deemed to be under the control of Neuberger & Berman International Fund ("Fund"), a series of Neuberger & Berman Equity Funds, which owned nearly 100% of the value of the outstanding interests of the Portfolio. The address of the Fund is 605 Third Avenue, New York, New York, 10158-0180. On most issues requiring a vote of the Portfolio's interestholders, the Fund is required to seek voting instructions from its shareholders.

     Item 16.  Investment Management and Other Services.
     --------------------------------------------------

     Investment Manager
     ------------------

                     N&B Management serves as the Portfolio's investment manager pursuant to a management agreement with the Trust, on behalf of the Portfolio, dated as of November 1, 1995 ("Management Agreement"). The Management Agreement was approved by the holders of the interests in the Portfolio on October 26, 1995. The Portfolio was authorized to become subject to the Management Agreement by vote of the Trustees on August 8, 1995, and became subject to it on November 1, 1995.

                     The Management Agreement provides, in substance, that N&B Management will make and implement investment decisions for the Portfolio in its discretion and will continuously develop an investment program for the Portfolio's assets. The Management Agreement permits N&B Management to effect securities transactions on behalf of the Portfolio through associated persons of N&B Management. The Management Agreement also specifically permits N&B Management to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to the Portfolio, although N&B Management has no current plans to do so.

                     N&B Management provides to the Portfolio, without separate cost, office space, equipment, and facilities and the personnel necessary to perform executive, administrative, and clerical functions. N&B Management pays all salaries, expenses, and fees of the officers, trustees, and employees of the Trust who are officers, directors, or employees of N&B Management. Two directors of N&B Management (who also are partners of Neuberger & Berman), one of whom also serves as an officer of N&B Management, presently serve as trustees and/or officers of the Trust. The Portfolio pays N&B Management a management fee based on the Portfolio's average daily net assets, as described in Part A.

                     Because the Portfolio has its principal offices in the Cayman Islands, the Trust has entered into an Administrative Services Agreement with State Street Cayman Trust Company Ltd. ("State Street Cayman"), Elizabethan Square, P.O. Box 1984, George Town, Grand Cayman, Cayman Islands, effective August 31, 1994. Under the Administrative

     Services Agreement, State Street Cayman provides sufficient personnel and suitable facilities for the principal offices of the Portfolio, and provides certain administrative, fund accounting and transfer agency services with respect to the Portfolio. The Administrative Services Agreement terminates if assigned by State Street Cayman; however, State Street Cayman is permitted to, and does, employ an affiliate, State Street Canada, Inc., to perform certain accounting functions.

                     Prior to  November 1,  1995, the  Portfolio was advised  by
     BNPN&B Global Asset Management L.P. ("BNPN&B Global"), a joint venture of Banque Nationale de Paris ("BNP") and Neuberger & Berman, pursuant to an investment advisory agreement dated June 15, 1994 ("Investment Advisory Agreement"). During that period, BNPN&B Global voluntarily reimbursed the Portfolio to the extent that its operating expenses (excluding interest, taxes, brokerage commissions, and extraordinary expenses) exceeded 0.70% per annum of the Portfolio's average daily net assets. Prior to November 1, 1995, N&B Management provided the Portfolio with administrative services pursuant to a separate administration agreement dated June 15, 1994 ("Portfolio Administration Agreement").

                     For the fiscal year ended August 31, 1995, and for the period from June 15, 1994 (commencement of operations) through August 31, 1994, the Portfolio paid to BNPN&B Global a fee of $94,422 and $4,167, respectively, under the Investment Advisory Agreement. During those same periods, BNPN&B Global reimbursed the Portfolio for $290,362 and $70,114, respectively, in expenses.

                     For the fiscal year ended August 31, 1995, and for the period from June 15, 1994 (commencement of operations) through August 31, 1994, the Portfolio accrued and paid to N&B Management a fee of $100,000 and $21,370, respectively, under the Portfolio Administration Agreement.

                     The Management Agreement continues with respect to the Portfolio for a period of two years after the date the Portfolio became subject thereto. The Management Agreement is renewable thereafter from year to year with respect to the Portfolio, so long as its continuance is approved at least annually (1) by the vote of a majority of the Trustees who are not "interested persons" of N&B Management or the Trust ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (2) by the vote of a majority of the Trustees or by a 1940 Act majority vote of the outstanding interests in the Portfolio.

                     The Management Agreement is terminable, without penalty, with respect to the Portfolio on 60 days' written notice either by the Tr-ust or by N&B Management. The Management Agreement terminates automatically if it is assigned.

     Sub-Adviser
     -----------

              N&B Management retains Neuberger & Berman, 605 Third Avenue, New York, NY 101583698, as sub-adviser with respect to the Portfolio pursuant to a sub-advisory agreement dated November 1, 1995 ("Sub-Advisory Agreement"). The Sub-Advisory Agreement was approved by the holders of the interests in the Portfolio on October 26, 1995. The Portfolio was authorized to become subject to the Sub-Advisory Agreement by vote of the Trustees on August 8, 1995, and became subject to it on November 1, 1995.

              The Sub-Advisory Agreement provides in substance that Neuberger & Berman will furnish to N&B Management, upon reasonable request, the same type of investment recommendations and research that Neuberger & Berman, from time to time, provides to its partners and employees for use in managing client accounts. In this manner, N&B Management expects to have available to it, in addition to research from other professional sources, the capability of the research staff of Neuberger & Berman. This staff consists of approximately fourteen investment analysts, each of whom specializes in studying one or more industries, under the supervision of the Director of Research, who is also available for consultation with N&B Management. The Sub-Advisory Agreement provides that N&B Management will pay for the services rendered by Neuberger & Berman based on the direct and indirect costs to Neuberger & Berman in connection with those services. Neuberger & Berman also serves as a sub-adviser for all of the other mutual funds managed by N&B Management.

              The Sub-Advisory Agreement continues for a period of two years after the date the Portfolio became subject thereto, and is renewable from year to year, subject to approval of its continuance in the same manner as the Management Agreement. The Sub-Advisory Agreement is subject to termination, without penalty, with respect to the Portfolio by the
     Trustees, by a 1940 Act majority vote of the outstanding Portfolio interests, by N&B Management, or by Neuberger & Berman on not less than 30 nor more than 60 days' written notice. The Sub-Advisory Agreement also terminates automatically with respect to the Portfolio if it is assigned or if the Management Agreement terminates with respect to the Portfolio.

              Most money managers that come to the Neuberger & Berman organization have at least fifteen years' experience. Neuberger & Berman and N&B Management employ experienced professionals that work in a competitive environment.


     Investment Companies Advised
     ----------------------------

                     N&B Management currently serves as investment manager of the following investment companies. As of September 30, 1995, these companies, along with three investment companies advised by Neuberger & Berman, had aggregate net assets of approximately $11.4 billion, as shown in the following list:

                                                           Approximate
                                                           Net Assets at
          Name                                             September 30, 1995
          ----                                             ------------------


     Neuberger & Berman Cash Reserves Portfolio  . . . . . . .  $  377,608,619
          (investment portfolio for
          Neuberger & Berman Cash Reserves)

     Neuberger & Berman Government Income
     Portfolio   . . . . . . . . . . . . . . . . . . . . . . .  $   12,053,656
          (investment portfolio for
          Neuberger & Berman Government Income
          Fund and Neuberger & Berman Government
          Income Trust)

     Neuberger & Berman Government Money Portfolio   . . . . .  $  346,898,132
          (investment portfolio for
          Neuberger & Berman Government Money Fund)

     Neuberger & Berman Limited Maturity Bond
     Portfolio   . . . . . . . . . . . . . . . . . . . . . . .  $  309,540,451
          (investment portfolio for
          Neuberger & Berman Limited Maturity
          Bond Fund and Neuberger & Berman
          Limited Maturity Bond Trust)

     Neuberger & Berman Municipal Money Portfolio  . . . . . .  $  149,657,613
     (investment portfolio for
          Neuberger & Berman Municipal Money Fund)

     Neuberger & Berman Municipal Securities
     Portfolio   . . . . . . . . . . . . . . . . . . . . . . .  $   44,568,635
          (investment portfolio for
          Neuberger & Berman Municipal Securities
          Trust)

     Neuberger & Berman New York Insured   . . . . . . . . . .  $   10,679,324
          Intermediate Portfolio (investment
          portfolio for Neuberger & Berman New York
          Insured Intermediate Fund)

     Neuberger & Berman Ultra Short Bond Portfolio   . . . . .  $  102,903,312
          (investment portfolio for
          Neuberger & Berman Ultra Short Bond
          Fund and Neuberger & Berman Ultra Short
          Bond Trust)


                                         B-39






     Neuberger & Berman Focus Portfolio  . . . . . . . . . . .  $1,031,915,664
     (investment portfolio for
          Neuberger & Berman Focus Fund
          and Neuberger & Berman Focus
          Trust)




                                                           Approximate
                                                           Net Assets at
          Name                                             September 30, 1995
          ----                                             ------------------


     Neuberger & Berman Genesis Portfolio  . . . . . . . . . .  $  145,188,783
          (investment portfolio for Neuberger
          & Berman Genesis Fund and Neuberger
          & Berman Genesis Trust)

     Neuberger & Berman Guardian Portfolio . . . . . . . . .    $4,943,764,830
          (investment portfolio for Neuberger
          & Berman Guardian Fund and Neuberger
          & Berman Guardian Trust)

     Neuberger & Berman International Portfolio  . . . . . . .  $   29,990,616
          (investment portfolio for Neuberger &
          Berman International Fund)

     Neuberger & Berman Manhattan Portfolio  . . . . . . . . .  $  670,916,038
          (investment portfolio for Neuberger
          & Berman Manhattan Fund and Neuberger
          & Berman Manhattan Trust)

     Neuberger & Berman Partners Portfolio . . . . . . . . . .  $1,664,460,688
          (investment portfolio for Neuberger
          & Berman Partners Fund and Neuberger
          & Berman Partners Trust)

     Neuberger & Berman Socially Responsive Portfolio  . . .   $   102,675,093
          (investment portfolio for
          Neuberger & Berman Socially Responsive
          Fund, Neuberger & Berman Socially
          Responsive Trust, and Neuberger &
          Berman NYCDC Socially Responsive Trust)

     Neuberger & Berman Advisers Managers
          Trust (six series)   . . . . . . . . . . . . . . .  $  1,257,506,124


                 In addition, Neuberger & Berman serves as investment adviser to three investment companies, Plan Investment Fund, Inc., AHA Investment Fund, Inc., and AHA Full Maturity, with assets of $85,110,472, $110,683,193 and $23,891,472, respectively, at September 30, 1995.

          The investment decisions concerning the Portfolio and the other funds and portfolios managed by N&B Management (collectively, "Other N&B Funds") have been and will continue to be made independently of one another. In terms of their investment objectives, all of the Other N&B Funds differ from the Portfolio. Even where the investment objectives are similar, however, the methods used by the Other N&B Funds to achieve their investment objectives may differ.

                 There may be occasions when the Portfolio and one or more of the Other N&B Funds or other accounts managed by Neuberger & Berman are contemporaneously engaged in purchasing or selling the same securities from or to third parties. When this occurs, the transactions are averaged as to price and allocated as to amounts in accordance with a formula considered to be equitable to the funds involved. Although in some cases this arrangement may have a detrimental effect on the price or volume of the securities as to the Portfolio, in other cases it is believed that the Portfolio's ability to participate in volume transactions may produce better executions for it. In any case, it is the judgment of the Trustees that the desirability of the Portfolio's having its advisory arrangements with N&B Management outweighs any disadvantages that may result from contemporaneous transactions. The investment results achieved by all of the funds managed by N&B Management have varied from one another in the past and are likely to vary in the future.

     Management and Control of N&B Management
     ----------------------------------------

          The directors and officers of N&B Management, all of whom have offices at the same address as N&B Management, are Richard A. Cantor, Chairman of the Board and director; Stanley Egener, President and director; Theresa A. Havell, Vice President and director; Irwin Lainoff, director; Marvin C. Schwartz, director; Lawrence Zicklin, director; Daniel
     J. Sullivan, Senior Vice President; Michael J. Weiner, Senior Vice President and Treasurer; Claudia A. Brandon, Vice President; William
     Cunningham, Vice President; Clara Del Villar, Vice President; Mark R. Goldstein, Vice President; FarhaJoyce Haboucha, Vice President; Michael M. Kassen, Vice President; Michael Lamberti, Vice President; Josephine P. Mahaney, Vice President; Lawrence Marx III, Vice President; Ellen Metzger, Vice President and Secretary; Janet W. Prindle, Vice President; Felix Rovelli, Vice President; Richard Russell, Vice President; Kent C. Simons, Vice President; Frederick B. Soule, Vice President; Judith M. Vale, Vice President; Thomas Wolfe, Vice President; Andrea Trachtenberg, Vice President of Marketing; Patrick T. Byrne, Assistant Vice President; Robert Conti, Assistant Vice President; Stacy CooperShugrue, Assistant Vice President; Robert Cresci, Assistant Vice President; Barbara DiGiorgio,
     Assistant Vice President; Roberta D'Orio, Assistant Vice President; Robert I. Gendelman, Assistant Vice President; Leslie HollidaySoto, Assistant Vice President; Carmen G. Martinez, Assistant Vice President; Paul Metzger, Assistant Vice President; Susan Switzer, Assistant Vice President; Susan Walsh, Assistant Vice President; and Celeste Wischerth, Assistant Vice President. Messrs. Cantor, Egener, Lainoff, Schwartz,

     Zicklin, Goldstein, Kassen, Marx, and Simons and Mmes. Havell and Prindle are general partners of Neuberger & Berman.

          Mr. Egener is a trustee and officer of the Trust. Mr. Zicklin is an officer of the Trust. Messrs. Sullivan, Weiner, and Russell and Mmes. Brandon and CooperShugrue are officers of the Trust. C. Carl Randolph, a general partner of Neuberger & Berman, also is an officer of the Trust.

     Custodian and Transfer Agent
     ----------------------------

                 The Portfolio has selected State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, MA 02210, as custodian for its securities and cash held inside and outside the U.S. State Street Cayman serves as transfer agent to the Portfolio.

     Independent Auditors
     --------------------

                 The Portfolio has selected Ernst & Young, Shedden Road, George Town, Grand Cayman, Cayman Islands, as the independent auditors who will audit its financial statements.

     Legal Counsel
     -------------

                 The Portfolio has selected Kirkpatrick & Lockhart LLP, 1800 M Street, N.W., Washington, D.C. 20036, as its legal counsel.

     Item 17.  Brokerage Allocation and Other Practices.
     --------------------------------------------------

                 Neuberger & Berman and BNPInternational Financial Services Corporation ("BNPInternational"), a wholly owned subsidiary of BNP and an affiliate of an affiliate of Neuberger & Berman, may act as the Portfolio's broker in the purchase and sale of its portfolio securities and the purchase and sale of options on its securities. Neuberger & Berman acts as the principal broker in the purchase and sale of portfolio securities of the other portfolios managed by N&B Management. Transactions in portfolio securities for which Neuberger & Berman or any other affiliate serves as broker will be effected in accordance with Rule 17e-1 under the 1940 Act.

                 For the  fiscal year ended August 31, 1995,  and for the period
     June 15, 1994  (commencement of operations)  through August  31, 1994,  the
     Portfolio paid brokerage commissions of $128,324 and $24,554, respectively. During those periods, the Portfolio paid commissions of $4,110 and $330, respectively, to Neuberger & Berman and $0 and $0, respectively, to BNPInternational. Transactions in which the Portfolio used Neuberger & Berman as broker comprised 5.22% of the aggregate dollar amount of transactions involving the payment of commissions, and 3.20% of the aggregate brokerage commissions paid by the Portfolio, during the fiscal year ended August 31, 1995. Of the $124,214 paid to other brokers by the Portfolio during that fiscal year, $99,897 (representing commissions on transactions involving approximately $24,688,049) was directed to those brokers because of research service they provided. During the fiscal year ended August 31, 1995, the Portfolio acquired securities of the following of its "regular brokers or dealers" (as defined in the 1940 Act) ("Regular B/Ds"): HSBC Securities, Nomura Securities International, and Kleinwart Benson North America Inc.; at that date, the Portfolio held the securities of its Regular B/Ds with an aggregate value as follows: HSBC Securities, Inc., $150,471.

                 Portfolio  securities  are, from  time to  time, loaned  by the
     Portfolio  to  Neuberger   &  Berman  in  accordance  with  the  terms  and
     conditions of an order issued by the SEC. The order exempts such transactions from provisions of the 1940 Act that would otherwise prohibit such transactions, subject to certain conditions. Among the conditions of the order, securities loans made by the Portfolio to Neuberger & Berman must be fully secured by cash collateral. Under the order, the portion of the income on cash collateral which may be shared with Neuberger & Berman is determined with reference to concurrent arrangements between Neuberger & Berman and nonaffiliated lenders with which it engages in similar transactions. In addition, where Neuberger & Berman borrows securities from the Portfolio in order to relend them to others, Neuberger & Berman is required to pay over to the Portfolio, on a quarterly basis, certain "excess earnings" that Neuberger & Berman otherwise has derived from the relending of the borrowed securities. When Neuberger & Berman desires to borrow a security that the Portfolio has indicated a willingness to lend, Neuberger & Berman must borrow such security from the Portfolio, rather than from an unaffiliated lender, unless the unaffiliated lender is willing to lend such security on more favorable terms (as specified in the order) than the Portfolio. If the Portfolio's expenses exceed its income in any securities loan transaction with Neuberger & Berman, Neuberger & Berman must reimburse the Portfolio for such loss.

                 During the fiscal year ended August 31, 1995, and the period June 15, 1994 (commencement of operations) to August 31, 1994, the Portfolio earned no interest income from the collateralization of securities loans.

                 The Portfolio may also lend securities to unaffiliated entities, including brokers or dealers, banks and other recognized institutional borrowers of securities, provided that cash or equivalent collateral, equal to at least 100% of the market value of the securities loaned, is continuously maintained by the borrower with the Portfolio. During the time securities are on loan, the borrower will pay the Portfolio an amount equivalent to any dividends or interest paid on such securities. The Portfolio may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from the borrower who has delivered equivalent collateral. These loans are subject to termination at the option of the Portfolio or the borrower. The
     Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. The Portfolio does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment.

                 A committee of Independent Trustees from time to time reviews, among other things, information relating to securities loans by the Portfolio.

                 In effecting securities transactions, the Portfolio generally seeks to obtain the best price and execution of orders. Commission rates, being a component of price, are considered along with other relevant factors. The Portfolio plans to continue to use Neuberger & Berman (or any other affiliated broker or dealer) as its broker where, in the judg-ment of N&B Management (the Portfolio's investment manager and an affiliate of the broker), that firm is able to obtain a price and execution at least as favorable as other qualified brokers. To the Portfolio's knowledge, however, no affiliate of the Portfolio receives giveups or reciprocal business in connection with its securities transactions.

                 The use of Neuberger & Berman (or other affiliates) as a broker for the Portfolio is subject to the requirements of Section 11(a) of the Securities Exchange Act of 1934. Section 11(a) prohibits members of national securities exchanges from retaining compensation for executing exchange transactions for accounts which they or their affiliates manage, except in situations where they have the authorization of the persons authorized to transact business for the account and comply with certain annual reporting requirements. The Trustees have expressly authorized Neuberger & Berman and other affiliates to retain such compensation, and Neuberger & Berman and other affiliates comply with the reporting requirements of Section 11(a).

                 Under the 1940 Act, commissions paid by the Portfolio to Neuberger & Berman (or other affiliates) in connection with a purchase or sale of securities on a securities exchange may not exceed the usual and customary broker's commission. Accordingly, it is the Portfolio's policy that the commissions paid to Neuberger & Berman (or other affiliates) must, in N&B Management's judgment, be (1) at least as favorable as those charged by other brokers having comparable execution capability and (2) at least as favorable as commissions contemporaneously charged by Neuberger & Berman (or other affiliates) on comparable transactions for its most favored unaffiliated customers, except for accounts for which Neuberger & Berman acts as a clearing broker for another brokerage firm and customers of Neuberger & Berman considered by a majority of the Independent Trustees not to be comparable to the Portfolio. The Portfolio does not deem it practicable and in its best interest to solicit competitive bids for commissions on each transaction effected by Neuberger & Berman (or other affiliates). However, consideration regularly is given to information concerning the prevailing level of commissions charged by other brokers on comparable transactions during comparable periods of time. The 1940 Act generally prohibits Neuberger & Berman (or other affiliates) from acting as principal in the purchase or sale of securities for the Portfolio's account, unless an appropriate exemption is available.

                 A committee of Independent  Trustees from time to time reviews, among other things, information relating to the commissions charged by Neuberger & Berman to the Portfolio and to its other customers and information concerning the prevailing level of commissions charged by other brokers having comparable execution capability. In addition, the procedures pursuant to which Neuberger & Berman effects brokerage transactions for the Portfolio must be reviewed and approved no less often than annually by a majority of the Independent Trustees.

                 The Portfolio expects that it will continue to execute transactions through brokers other than Neuberger & Berman. In selecting those brokers, N&B Management considers the quality and reliability of brokerage services, including execution capability, performance, and financial responsibility, and may consider the research and other investment information provided by, and sale of Fund shares effected through, those brokers.

                 A committee comprised of officers of N&B Management and partners of Neuberger & Berman who are portfolio managers of the Portfolio and/or Other N&B Funds (collectively, "N&B Funds") and some of Neuberger & Berman's managed accounts ("Managed Accounts") evaluates semiannually the nature and quality of the brokerage and research services provided by other brokers. Based on this evaluation, the committee establishes a list and projected rankings of preferred brokers for use in determining the relative amounts of commissions to be allocated to those brokers. Ordinarily, the brokers on the list effect a large portion of the brokerage commissions for the N&B Funds and the Managed Accounts that are not effected by Neuberger & Berman. However, in any semiannual period, brokers not on the list may be used, and the relative amounts of brokerage commissions paid to the brokers on the list may vary substantially from the projected rankings. These variations reflect the following factors, among others: (1) brokers not on the list or ranking below other brokers on the list may be selected for particular transactions because they provide better price and/or execution, which is the primary consideration in allocating brokerage; (2) adjustments may be required because of periodic changes in the execution or research capabilities of particular brokers, or in the execution or research needs of the N&B Funds and/or the Managed Accounts; and (3) the aggregate amount of brokerage commissions generated by transactions for the N&B Funds and the Managed Accounts may change substantially from one semiannual period to the next.

                 The commissions charged by a broker other than Neuberger & Berman (or other affiliates) may be higher than the amount another firm might charge if N&B Management determines in good faith that the amount of those commissions is reasonable in relation to the value of the brokerage and research services provided by the broker. N&B Management believes that those research services benefit the Portfolio by supplementing the research otherwise available to N&B Management. That research may be used by N&B Management in servicing Other N&B Funds and, in some cases, by Neuberger & Berman in servicing the Managed Accounts. On the other hand, research received by N&B Management from brokers effecting portfolio transactions on behalf of Other N&B Funds and by Neuberger & Berman from brokers effecting portfolio transactions on behalf of the Managed Accounts may be used for the Portfolio's benefit.

                 Felix Rovelli, a Vice President of N&B Management, is the person primarily responsible for making decisions as to specific action to be taken with respect to the investment portfolio of the Portfolio. He has full authority to take action with respect to portfolio transactions and may or may not consult with other personnel of N&B Management prior to taking such action. If Mr. Rovelli is unavailable to perform his responsibilities, Robert Cresci, who is an Assistant Vice President of N&B Management, will assume responsibility for the Portfolio.

     Item 18.  Capital Stock and Other Securities.
     --------------------------------------------

                 Each  investor  in the  Portfolio  is  entitled  to  a vote  in proportion to the amount of its investment therein. Investors in the Portfolio and other series of the Trust, if any, will all vote together in certain circumstances (e.g., election of the Trustees and ratification of the selection of auditors, as provided by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or
     (2) investors holding at least 10% of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or the Portfolio).

                 The Trust, with respect to the Portfolio, may enter into a merger or consolidation or sell all or substantially all of its assets, if approved by a 1940 Act majority vote. The Portfolio may be terminated
     (1) upon liquidation and distribution of its assets, if approved by the vote of at least two-thirds of its investors, or (2) by the Trustees on written notice to the Portfolio's investors.

                 The Trust is organized as a trust  under the laws of the  State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, investors, Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

                 The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                 Upon  liquidation   or  dissolution   of  the   Portfolio,  the
     investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

     Item 19.  Purchase, Redemption and Pricing of Securities.
     --------------------------------------------------------

                 Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Items 4, 7, and 8 in Part A.

                 Net Asset Value. The Portfolio invests primarily in securities of foreign issuers which are traded on foreign exchanges or in other foreign markets. Foreign securities may trade on days when the NYSE is closed, such as Saturdays and U.S. national holidays. However, the Portfolio's NAV is determined only on the days when the NYSE is open for trading. Therefore, the Portfolio's NAV may be significantly affected by such foreign trading on days when investors therein have no access to redeem or purchase interests in the Portfolio.

     Item 20.  Tax Status.
     --------------------

                 Certain portfolios of Equity Managers Trust, Income Managers Trust, and Advisers Managers Trust -- open-end management investment companies that are managed by N&B Management and are similar to the Trust have received a ruling from the Internal Revenue Service ("Service") to the effect that, among other things, each such portfolio will be treated as a separate partnership for federal income tax purposes and will not be a "publicly traded partnership." Although these rulings may not be relied on as precedent by the Portfolio, N&B Management believes the reasoning thereof and, hence, this conclusion apply to the Portfolio as well. As a result, the Portfolio is not subject to federal income tax; instead, each investor in the Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also is not subject to Delaware or New York income or franchise tax.

                 Because each investor in the Portfolio that intends to qualify for federal income tax purposes as a RIC (a "RIC investor") is deemed to own a proportionate share of the Portfolio's assets and income for purposes of determining whether the investor satisfies the requirements to so qualify, the Portfolio intends to continue to conduct its operations so that its RIC investors will be able to satisfy or to continue to satisfy all those requirements.

                 Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables. An investor's basis for its interest in the Portfolio generally equals the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

                 Dividends  and  interest  received  by  the  Portfolio  may  be
     subject  to  income,   withholding,  or  other  taxes  imposed  by  foreign
     countries and U.S. possessions that would reduce the yield on its securities. Tax treaties between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors. If more than 50% of the value of a RIC investor's total assets (including its share of the Portfolio's total assets) at the close of its taxable year consists of securities of foreign corporations, the RIC investor will be eligible to file an election with the Service that will enable its shareholders, in effect, to receive the benefit of the foreign tax credit with respect to any foreign and U.S. possessions income taxes paid by the Portfolio that are treated as paid by the RIC investor. Pursuant to the election, the RIC investor would treat those taxes as dividends paid to its shareholders and each shareholder would be required to (1) include in gross income, and treat as paid by the shareholder, his or her proportionate share of those taxes, (2) treat his or her share of those taxes and of any dividend paid by the RIC investor that represents income from foreign or U.S. possessions sources as his or her own income from those sources, and (3) either deduct the taxes deemed paid by him or her in computing his or her taxable income or, alternatively, use the foregoing information in calculating the foreign tax credit against his or her federal income tax.

                 The Portfolio may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, if the Portfolio holds stock of a PFIC, an investor (indirectly through its interest in the Portfolio) will be subject to federal income tax on a portion of any "excess distribution" received on the stock or of any gain on disposition of the stock (collectively, "PFIC income"), plus interest thereon, even if, in the case of a RIC investor, the RIC investor distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC investor's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

                 If the Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of an investor's incurring the foregoing tax and interest obligation, each investor would be required to include in income each year its pro rata share of the Portfolio's pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -- which, in the case of a RIC investor, most likely would have to be distributed to satisfy the distribution requirement it must satisfy to qualify for treatment as a RIC and to avoid imposition of an excise tax imposed on certain undistributed income and gain of RICs -- even if those earnings and gain were not received by the Portfolio. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

                 Pursuant to proposed regulations, open-end RICs would be entitled to elect to mark to market their stock in certain PFICs. Marking to market, in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including mark-to-market gain for each prior year for which an election was in effect).

                 The Portfolio's use of hedging strategies, such as writing (selling) and purchasing options and futures contracts and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolio realizes in connection therewith. Income from foreign currencies (except certain gains therefrom that may be excluded by future regulations), and income from transactions in options, futures, and forward contracts (collectively, "Financial Instruments") derived by the Portfolio with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for the Portfolio's RIC investors under a requirement applicable to RICs regarding permissible sources of income. However, income from the disposition by the Portfolio of Financial Instruments (other than those on foreign currencies) will be subject to a limit on income that may be derived by a RIC from certain short-term investments ("Short-Short Limitation") for the Portfolio's RIC investors if they are held for less than three months. Income from the disposition of foreign currencies, and Financial Instruments on foreign currencies, that are not directly related to the Portfolio's principal business of investing in securities (or options and futures with respect thereto) also will be subject to the Short-Short Limitation for its RIC investors if they are held for less than three months.

                 If the Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether the Portfolio's RIC investors satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. The Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent the Portfolio does not so qualify, it may be forced to defer the closing out of certain

     Financial  Instruments  beyond   the  time  when  it   otherwise  would  be
     advantageous to do so, in order for its RIC investors to qualify or continue to qualify as RICs.

                 Exchange-traded futures contracts and listed options thereon ("Section 1256 contracts") are required to be "marked to market" (that is, treated as having been sold at market value) at the end of the Portfolio's taxable year. Sixty percent of any gain or loss recognized as a result of these "deemed sales," and 60% of any net realized gain or loss from any actual sales, of Section 1256 contracts are treated as long-term capital gain or loss; the remainder is treated as short-term capital gain or loss.

     Item 21. Underwriters.
     ---------------------

                 N&B Management, 605 Third Avenue, New York, NY 101580180, a New York corporation that is the Portfolio's investment manager, serves as the Trust's placement agent. N&B Management receives no compensation for such placement agent services.

     Item 22.  Calculation of Performance Data.
     -----------------------------------------

                 Not applicable.

     Item 23.  Financial Statements.
     ------------------------------

                 Financial statements for the Portfolio for the fiscal year ended August 31, 1995, and the report thereon of Ernst & Young, independent auditors for the Portfolio are incorporated by reference to the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the period ended August 31, 1995, File Nos. 2-11357 and 811-582, Edgar Accession No. 0000898432-95-000350.

                                                                      Appendix A

                                RATINGS OF SECURITIES


                 S&P corporate bond ratings:
                 --------------------------

                 AAA Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                 AA Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the higher rated issues only in small degree.

                 A Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

                 BBB Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in higher rated categories.

                 BB, B, CCC, CC, C Bonds rated BB, B, CCC, CC, and C are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                 CI The rating CI is reserved for income bonds on which no interest is being paid.

                 D    Bonds rated  D  are in  default, and  payment  of interest and/or repayment of principal is in arrears.

                 Plus (+) or Minus () The ratings above may be modified by the addition of a plus or minus sign to show relative standing within the major categories.

                 Moody's corporate bond ratings:

                 Aaa  Bonds  rated Aaa  are judged to  be of  the best  quality.
     They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or an exceptionally stable margin, and principal is secure. Although the various protective elements are likely to change, the changes that can be visualized are most unlikely to impair the fundamentally strong position of the issuer.

                 Aa Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as "high grade bonds." They are rated lower than the best bonds because margins of protection may not be as large as in Aaa-rated securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa-rated securities.

                 A Bonds rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

                 Baa Bonds which are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. These bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

                 Ba Bonds rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                 B Bonds rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

                 Caa Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

                 Ca   Bonds rated Ca represent  obligations that are speculative
     in  a high degree.   Such issues are often in  default or have other marked
     shortcomings.

                 C   Bonds rated  C are  the lowest  rated class  of bonds,  and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

                 Modifiers Moody's may apply numerical modifiers 1, 2, and 3 in each generic rating classification described above. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issuer ranks in the lower end of its generic rating category.

                 S&P commercial paper ratings:

                 A1  This highest category  indicates that the degree  of safety
     regarding timely payment  is strong.   Those issues  determined to  possess
     extremely strong safety characteristics are denoted with a plus sign (+).

                 Moody's commercial paper ratings

                 Issuers  rated  Prime-1  (or related  supporting institutions), also known as P1, have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

                               Leading market positions in well-established industries.
                               High rates of return on funds employed.
                               Conservative capitalization structures with moderate reliance on debt and ample asset protection. Broad margins in earnings coverage of fixed financial charges and high internal cash generation. Well-established access to a range of financial markets and assured sources of alternate liquidity.

                                GLOBAL MANAGERS TRUST

                                       PART C

                                  OTHER INFORMATION

     Item 24.  Financial Statements and Exhibits
     -------   ---------------------------------

     (a)  Financial Statements

          Audited financial statements for Neuberger & Berman International Portfolio are incorporated into Part B by reference to the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the period ended August 31, 1995, File Nos. 2-11357 and 811-582, EDGAR Accession No. 0000898432-95-000350.

     (b)  Exhibits:

               Exhibit
               Number              Description
               -------         -------------------
               (1)       (a)   Declaration of Trust of Global Managers Trust.  Filed herewith.

                         (b)   Schedule A - Current Series of Global Managers Trust.  Filed herewith.

               (2)       By-laws of  Global Managers Trust.   Incorporated by  Reference to Amendment No.  1 to Registrant's
                         Registration Statement, File No. 811-8422.

               (3)       Voting Trust Agreement.  None.

               (4)       Specimen Share Certificate.  None.

               (5)       (a)   (i) Investment Advisory  Agreement between  Global Managers  Trust and  BNP-N&B Global  Asset
                                   Management   L.P.  Incorporated  by   Reference  to   Amendment  No. 1   to  Registrant's
                                   Registration Statement, File No. 811-8422.

                             (ii)  Schedule  A -  Series  of  Global Managers  Trust  Currently  Subject to  the  Investment
                                   Advisory  Agreement.   Incorporated  by  Reference  to  Amendment  No. 1 to  Registrant's
                                   Registration Statement, File No. 811-8422.

                            (iii)  Schedule  B  -   Schedule  of  Compensation  under  the  Investment  Advisory  Agreement.
                                   Incorporated by  Reference  to Amendment  No. 1 to  Registrant's Registration  Statement,
                                   File No. 811-8422.

                         (b)   (i) Administration Agreement between  Global Managers Trust and Neuberger & Berman Management
                                   Incorporated.  Incorporated  by Reference to Amendment No. 1 to Registrant's Registration
                                   Statement, File No. 811-8422.

                             (ii)  Schedule  A -  Series  of  Global Managers  Trust  Currently  Subject to  the  Investment
                                   Advisory  Agreement.   Incorporated  by  Reference  to  Amendment  No. 1 to  Registrant's
                                   Registration Statement, File No. 811-8422.






                            (iii)  Schedule  B  -   Schedule  of  Compensation  under  the  Investment  Advisory  Agreement.
                                   Incorporated by  Reference to  Amendment No. 1  to  Registrant's Registration  Statement,
                                   File No. 811-8422.

                         (c)   (i) Management Agreement  between Global  Managers Trust  and Neuberger  & Berman  Management
                                   Incorporated.    Incorporated  by   Reference  to  Post-Effective  Amendment   No. 74  to
                                   Registration Statement of  Neuberger & Berman  Equity Funds, File  Nos. 2-11357 and  811-
                                   582, EDGAR Accession No. 0000898432-95-000426.

                             (ii)  Schedule  A -  Series  of  Global Managers  Trust  Currently  Subject to  the  Management
                                   Agreement.  Incorporated  by Reference to Post-Effective Amendment No. 74 to Registration
                                   Statement  of Neuberger  &  Berman Equity  Funds, File  Nos.  2-11357 and  811-582, EDGAR
                                   Accession No. 0000898432-95-000426.

                            (iii)  Schedule B -  Schedule of Compensation Under  the Management Agreement.   Incorporated by
                                   Reference to Post-Effective  Amendment No. 74 to  Registration Statement  of Neuberger  &
                                   Berman Equity Funds,  File Nos. 2-11357  and 811-582, EDGAR Accession  No. 0000898432-95-
                                   000426.

                         (d)   (i) Sub-Advisory Agreement between Neuberger &  Berman Management Incorporated and  Neuberger
                                   & Berman,  L.P.    Incorporated  by  Reference  to  Post-Effective  Amendment  No. 74  to
                                   Registration Statement of  Neuberger & Berman  Equity Funds, File  Nos. 2-11357 and  811-
                                   582, EDGAR Accession No. 0000898432-95-000426.

                             (ii)  Schedule  A  -  Series  of  Global  Managers  Trust  Currently  Subject  to  Sub-Advisory
                                   Agreement.  Incorporated  by Reference to Post-Effective Amendment No. 74 to Registration
                                   Statement  of Neuberger  &  Berman Equity  Funds, File  Nos.  2-11357 and  811-582, EDGAR
                                   Accession No. 0000898432-95-000426.

               (6)       Distribution Agreement.  None.

               (7)       Bonus, Profit Sharing or Pension Plans.  None.

               (8)       Form of  Custodian Contract between Global Managers Trust and State  Street Bank and Trust Company.
                         Incorporated by Reference to Amendment No.  1 to Registrant's Registration Statement, File No. 811-
                         8422.

               (9)       Form of Transfer Agency  and Service Agreement between Global Managers Trust and  State Street Bank and Trust  Company.  Incorporated  by Reference  to Amendment  No. 1  to Registrant's  Registration
                         Statement, File No. 811-8422.

               (10)      Opinions.  None.

               (11)      Opinions, Appraisals, Rulings and Consents:  None.

               (12)      Financial Statements Omitted from Prospectus.  None.

               (13)      Letter of Investment Intent.  None.

               (14)      Prototype Retirement Plan.  None.


                                         C-2






               (15)      Plan pursuant to Rule 12b-1.  None.

               (16)      Schedule of Computation of Performance Quotations.  None.

               (17)      Financial Data Schedule.  Filed herewith.

               (18)      Plan Pursuant to Rule 18f-3. None.

     Item 25.  Persons Controlled By or Under Common Control with Registrant.
     -----------------------------------------------------------------------

          No  person  is  controlled   by  or  under  common  control  with  the
     Registrant.

     Item 26.  Number of Holders of Securities.
     -----------------------------------------

          The following information is given as of November 30, 1995.

                                               Number of
          Title of Class                     Record Holders
          --------------                     --------------

          International Portfolio                 [3]


     Item 27.  Indemnification.
     -------------------------

          A New York trust may provide in its governing instrument for indemnification of its officers and trustees from and against all claims and demands whatsoever. Article V, Section 5.4 of the Declaration of Trust provides that the Registrant shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended (the "1940 Act")), each trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Registrant (including any individual, corporation, partnership, trust, association, joint venture or other entities, whether or not legal entities, and governments and agencies and political subdivision thereof ("Person"), who serves at the Registrant's request as a director, officer or trustee of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a trustee, officer, employee, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office: (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the trustees; or (iii) by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in the Registrant's Declaration of Trust or to which such Person may be otherwise entitled except out of the Trust Property (as defined in the Declaration of Trust). The rights of indemnification provided herein may be insured against by policies maintained by the Registrant. The trustees may make advance payments in connection with this indemnification, provided that the indemnified Person shall have given a written undertaking to reimburse the Registrant in the event it is subsequently determined that such Person is not entitled to such indemnification, and provided further that either: (i) such Person shall have provided appropriate security for such undertaking; or (ii) the Registrant is insured against losses arising out of any such advance payments; or
     (iii) either a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will not be disqualified from indemnification.

          Pursuant to Article V Section 5.1 of the Registrant's Declaration of Trust, each holder of an interest in a series of the Registrant shall be jointly and severally liable with every other holder of an interest in that series (with rights of contribution inter se in proportion to their respective interests in the series) for the liabilities and obligations of that series (and of no other series) in the event that the Registrant fails to satisfy such liabilities and obligations from the assets of that series; provided, however, that, to the extent assets of that series are available, the Registrant shall indemnify and hold each holder harmless from and against any claim or liability to which such holder may become subject by reason of being or having been a holder of an interest in that series to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other holders of interests in that series, is greater than such holder's interest (proportionate share), and shall reimburse such holder for all legal and other expenses reasonably incurred by such holder in connection with any such claim or liability. The rights accruing to a holder under the Registrant's Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Registrant to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each holder of an interest in a series shall remain jointly and severally liable to the creditors of that series as a legal matter. The liabilities of a particular series and the right to indemnification granted hereunder to holders of interests in such series shall not be enforceable against any other series or holders of interests in any other series.

          Section 9 of the Management Agreement between the Registrant and Neuberger & Berman Management Incorporated ("N&B Management") provides that neither N&B Management nor any director, officer or employee of N&B Management performing services for the series of the Registrant at the direction or request of N&B Management in connection with N&B Management's discharge of its obligations under the agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the agreement relates; provided, that nothing in the agreement shall be construed (i) to protect N&B Management against any liability to the Registrant or any series thereof or its holders to which N&B Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of N&B Management's duties, or by reason of N&B Management's reckless disregard of its obligations and duties under the agreement, or
     (ii) to protect any director, officer or employee of N&B Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

          Insofar  as   indemnification  for   liabilities  arising  under   the
     Securities Act of 1933, as amended (the "1933 Act"), may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     Item 28. Business and Other Connections of Investment Manager and Sub-Adviser.
     -----------------------------------------------------------------------

          There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of N&B Management and each partner of the Sub-Adviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee.

       NAME                                                  BUSINESS AND OTHER CONNECTIONS
       ----                                                  ------------------------------

       Claudia A. Brandon                                    Secretary, Neuberger & Berman Advisers Management Trust
       Vice President,                                       (Delaware business trust); Secretary, Advisers Managers
       N&B Management                                        Trust; Secretary, Neuberger & Berman Advisers Management
                                                             Trust (Massachusetts business trust) (1); Secretary,
                                                             Neuberger & Berman Income Funds; Secretary, Neuberger &
                                                             Berman Income Trust; Secretary, Neuberger & Berman Equity
                                                             Funds; Secretary, Neuberger & Berman Equity Trust;
                                                             Secretary, Income Managers Trust; Secretary, Equity Managers
                                                             Trust; Secretary, Global Managers Trust; Secretary,
                                                             Neuberger & Berman Equity Assets.

       Stacy Cooper-Shugrue                                  Assistant Secretary, Neuberger & Berman Advisers Management
       Assistant Vice President,                             Trust (Delaware business trust); Assistant Secretary,
       N&B Management                                        Advisers Managers Trust; Assistant Secretary, Neuberger &
                                                             Berman Advisers Management Trust (Massachusetts business
                                                             trust) (1); Assistant Secretary, Neuberger & Berman Income
                                                             Funds; Assistant Secretary, Neuberger & Berman Income Trust;
                                                             Assistant Secretary, Neuberger & Berman Equity Funds;
                                                             Assistant Secretary, Neuberger & Berman Equity Trust;
                                                             Assistant Secretary, Income Managers Trust; Assistant
                                                             Secretary, Equity Managers Trust; Assistant Secretary,
                                                             Global Managers Trust; Assistant Secretary, Neuberger &
                                                             Berman Equity Assets.

       Robert Cresci                                         Assistant Portfolio Manager, BNP-N&B Global Asset Management
       Assistant Vice President,                             L.P. (joint venture of Neuberger & Berman and Banque
       N&B Management                                        Nationale de Paris) (2); Assistant Portfolio Manager,
                                                             Vontobel (Swiss bank) (3).




                                         C-6






       NAME                                                  BUSINESS AND OTHER CONNECTIONS
       ----                                                  ------------------------------

       Stanley Egener                                        Chairman of the Board and Trustee, Neuberger & Berman
       President and Director,                               Advisers Management Trust (Delaware business trust);
       N&B Management; General Partner, Neuberger & Berman   Chairman of the Board and Trustee, Advisers Managers Trust;
                                                             Chairman of the Board and Trustee, Neuberger & Berman
                                                             Advisers Management Trust (Massachusetts business trust)
                                                             (1); Chairman of the Board and Trustee, Neuberger & Berman
                                                             Income Funds; Chairman of the Board and Trustee, Neuberger &
                                                             Berman Income Trust; Chairman of the Board and Trustee,
                                                             Neuberger & Berman Equity Funds; Chairman of the Board and
                                                             Trustee, Neuberger & Berman Equity Trust; Chairman of the
                                                             Board and Trustee, Income Managers Trust; Chairman of the
                                                             Board and Trustee, Equity Managers Trust; Chairman of the
                                                             Board and Trustee, Global Managers Trust; Chairman of the
                                                             Board and Trustee, Neuberger & Berman Equity Assets.

       Robert I. Gendelman                                   Senior Portfolio Manager, Harpel Advisors (4).
       Assistant Vice President,
       N&B Management

       Theodore P. Giuliano                                  Executive Vice President and Trustee, Neuberger & Berman
       Vice President, N&B Management (5); General           Income Funds (6); Executive Vice President and Trustee,
       Partner, Neuberger & Berman                           Neuberger & Berman Income Trust (6); Executive Vice
                                                             President and Trustee, Income Managers Trust (6).

       Theresa A. Havell                                     President and Trustee, Neuberger & Berman Income Funds;
       Vice President and Director, N&B Management;          President and Trustee, Neuberger & Berman Income Trust;
       General Partner, Neuberger & Berman                   President and Trustee, Income Managers Trust

       C. Carl Randolph                                      Assistant Secretary, Neuberger & Berman Advisers Management
       General Partner, Neuberger & Berman                   Trust (Delaware business trust); Assistant Secretary,
                                                             Advisers Managers Trust; Assistant Secretary, Neuberger &
                                                             Berman Advisers Management Trust (Massachusetts business
                                                             trust) (1); Assistant Secretary, Neuberger & Berman Income
                                                             Funds; Assistant Secretary, Neuberger & Berman Income Trust;
                                                             Assistant Secretary, Neuberger & Berman Equity Funds;
                                                             Assistant Secretary, Neuberger & Berman Equity Trust;
                                                             Assistant Secretary, Income Managers Trust; Assistant
                                                             Secretary, Equity Managers Trust; Assistant Secretary,
                                                             Global Managers Trust; Assistant Secretary, Neuberger &
                                                             Berman Equity Assets.

       Felix Rovelli                                         Senior Vice President-Senior Equity Portfolio Manager, BNP-
       Vice President, N&B Management                        N&B Global Asset Management L.P. (joint venture of Neuberger
                                                             & Berman and Banque Nationale de Paris) (2); Portfolio
                                                             Manager, Vontobel (Swiss bank) (7).




                                         C-7






       NAME                                                  BUSINESS AND OTHER CONNECTIONS
       ----                                                  ------------------------------

       Richard Russell                                       Treasurer, Neuberger & Berman Advisers Management Trust
       Vice President, N&B Management                        (Delaware business trust); Treasurer, Advisers Managers
                                                             Trust; Treasurer, Neuberger & Berman Advisers Management
                                                             Trust (Massachusetts business trust) (1); Treasurer,
                                                             Neuberger & Berman Income Funds; Treasurer, Neuberger &
                                                             Berman Income Trust; Treasurer, Neuberger & Berman Equity
                                                             Funds; Treasurer, Neuberger & Berman Equity Trust;
                                                             Treasurer, Income Managers Trust; Treasurer, Equity Managers
                                                             Trust; Treasurer, Global Managers Trust; Treasurer,
                                                             Neuberger & Berman Equity Assets.

       Daniel J. Sullivan                                    Vice President, Neuberger & Berman Advisers Management Trust
       Senior Vice President, N&B Management                 (Delaware business trust); Vice President, Advisers Managers
                                                             Trust; Vice President, Neuberger & Berman Advisers
                                                             Management Trust (Massachusetts business trust) (1); Vice
                                                             President, Neuberger & Berman Income Funds; Vice President,
                                                             Neuberger & Berman Income Trust; Vice President, Neuberger &
                                                             Berman Equity Funds; Vice President, Neuberger & Berman
                                                             Equity Trust; Vice President, Income Managers Trust; Vice
                                                             President, Equity Managers Trust; Vice President, Global
                                                             Managers Trust; Vice President, Neuberger & Berman Equity
                                                             Assets.

       Susan Switzer                                         Portfolio Manager, Mitchell Hutchins Asset Management Inc.,
       Assistant Vice President,                             1285 Avenue of the Americas, New York, New York 10019 (8).
       N&B Management

       Michael J. Weiner                                     Vice President, Neuberger & Berman Advisers Management Trust
       Senior Vice President and                             (Delaware business trust); Vice President, Advisers Managers
       Treasurer, N&B Management                             Trust; Vice President, Neuberger & Berman Advisers
                                                             Management Trust (Massachusetts business trust) (1); Vice
                                                             President, Neuberger & Berman Income Funds; Vice President,
                                                             Neuberger & Berman Income Trust; Vice President, Neuberger &
                                                             Berman Equity Funds; Vice President, Neuberger & Berman
                                                             Equity Trust; Vice President, Income Managers Trust; Vice
                                                             President, Equity Managers Trust; Vice President, Global
                                                             Managers Trust; Vice President, Neuberger & Berman Equity
                                                             Assets.











                                         C-8






       NAME                                                  BUSINESS AND OTHER CONNECTIONS
       ----                                                  ------------------------------

       Lawrence Zicklin                                      President and Trustee, Neuberger & Berman Advisers
       Director, N&B Management;                             Management Trust (Delaware business trust); President and
       General Partner, Neuberger &                          Trustee, Advisers Managers Trust; President and Trustee,
       Berman                                                Neuberger & Berman Advisers Management Trust (Massachusetts
                                                             business trust) (1); President and Trustee, Neuberger &
                                                             Berman Equity Funds; President and Trustee, Neuberger &
                                                             Berman Equity Trust; President and Trustee, Equity Managers
                                                             Trust; President, Global Managers Trust; President and
                                                             Trustee, Neuberger & Berman Equity Assets


          The principal address of N&B Management, Neuberger & Berman, BNP-N&B Global Asset Management L.P. and of each of the investment companies named above, is 605 Third Avenue, New York, New York 10158. Other addresses to be provided by amendment.

     ------------------

     (1)  Until April 30, 1995.
     (2)  Until October 31, 1995.
     (3)  Until May 1994.
     (4)  Until 1993.
     (5)  Until November 4, 1994.
     (6)  Until June 22, 1994.
     (7)  Until April 1994.
     (8)  Until 1994.

     Item 29.  Principal Underwriters.
     --------------------------------

          Not applicable.

     Item 30.  Location of Accounts and Records.
     ------------------------------------------

          All accounts, books  and other documents required to be  maintained by
     Section 31(a) of the 1940 Act and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Cayman Trust Company, Ltd., Elizabethan Square, P.O. Box 1984, George Town, Grand Cayman, Cayman Islands, BWI.

     Item 31.  Management Services.
     -----------------------------

          Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

     Item 32.  Undertakings.
     ----------------------

          None.

                                     SIGNATURES
                                     ----------


          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 2 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, at Paradise Island, the Bahamas, on the 17th day of November, 1995.


                         GLOBAL MANAGERS TRUST



                         By  /s/ Stanley Egener
                             ------------------------
                             Stanley Egener, Chairman


                                                            GLOBAL MANAGERS TRUST
                                                     REGISTRATION STATEMENT ON FORM N-1A

                                                              INDEX TO EXHIBITS


       Exhibit                                                                                                Sequentially
       Number                                                    Description                                 Numbered Page
       -------                                     ------------------------------------                       ------------

         (1)      (a)     Declaration of Trust of Global Managers Trust.  Filed herewith.                         ____


                  (b)     Schedule A - Current Series of Global Managers Trust.  Filed herewith.                  ____

         (2)      By-laws of Global Managers Trust.  Incorporated by Reference to Amendment No. 1 to              N.A.
                  Registrant's Registration Statement, File No. 811-8422.

         (3)      Voting Trust Agreement.  None.                                                                  N.A.

         (4)      Specimen Share Certificate.  None.                                                              N.A.

         (5)      (a)     (i)      Investment Advisory Agreement between Global Managers Trust and BNP-           N.A.
                                   N&B Global Asset Management L.P. Incorporated by Reference to
                                   Amendment No. 1 to Registrant's Registration Statement, File No. 811-
                                   8422.


                          (ii)     Schedule A - Series of Global Managers Trust Currently Subject to the          N.A.
                                   Investment Advisory Agreement.  Incorporated by Reference to
                                   Amendment No. 1 to Registrant's Registration Statement, File No. 811-
                                   8422.

                          (iii)    Schedule B - Schedule of Compensation under the Investment Advisory            N.A.
                                   Agreement.  Incorporated by Reference to Amendment No. 1 to
                                   Registrant's Registration Statement, File No. 811-8422.

                  (b)     (i)      Administration Agreement between Global Managers Trust and Neuberger           N.A.
                                   & Berman Management Incorporated.  Incorporated by Reference to
                                   Amendment No. 1 to Registrant's Registration Statement, File No. 811-
                                   8422.







                                         C-12






       Exhibit                                                                                                Sequentially
       Number                                                    Description                                 Numbered Page
       -------                                     ------------------------------------                       ------------

                          (ii)     Schedule A - Series of Global Managers Trust Currently Subject to the          N.A.
                                   Investment Advisory Agreement.  Incorporated by Reference to
                                   Amendment No. 1 to Registrant's Registration Statement, File No. 811-
                                   8422.


                          (iii)    Schedule B - Schedule of Compensation under the Investment Advisory            N.A.
                                   Agreement.  Incorporated by Reference to Amendment No. 1 to
                                   Registrant's Registration Statement, File No. 811-8422.

                  (c)     (i)      Management Agreement between Global Managers Trust and Neuberger &             N.A.
                                   Berman Management Incorporated.  Incorporated by Reference to Post-
                                   Effective Amendment No. 74 to Neuberger & Berman Equity Funds
                                   Registration Statement, File Nos. 2-11357 and 811-582 EDGAR Accession
                                   No. 0000898432-95-000426.

                          (ii)     Schedule A - Series of Global Managers Trust Currently Subject to the          N.A.
                                   Management Agreement. Incorporated by Reference to Post-Effective
                                   Amendment No. 74 to Neuberger & Berman Equity Funds Registration
                                   Statement, File Nos. 2-11357 and 811-582 EDGAR Accession No.
                                   0000898432-95-000426.

                          (iii)    Schedule B - Schedule of Compensation Under the Management Agreement.         N.A.
                                   Incorporated by Reference to Post-Effective Amendment No. 74 to
                                   Neuberger & Berman Equity Funds Registration Statement, File Nos. 2-
                                   11357 and 811-582 EDGAR Accession No. 0000898432-95-000426.

                  (d)     (i)      Sub-Advisory Agreement between Neuberger and Berman Management                N.A.
                                   Incorporated and Neuberger & Berman, L.P.  Incorporated by Reference
                                   to Post-Effective Amendment No. 74 to Neuberger & Berman Equity Funds
                                   Registration Statement, File Nos. 2-11357 and 811-582 EDGAR Accession
                                   No. 0000898432-95-000426.


                          (ii)     Schedule A - Series of Global Managers Trust Currently Subject to the         N.A.
                                   Sub-Advisory Agreement. Incorporated by Reference to Post-Effective
                                   Amendment No. 74 to Neuberger & Berman Equity Funds Registration
                                   Statement, File Nos. 2-11357 and 811-582 EDGAR Accession No.
                                   0000898432-95-000426.

         (6)      Distribution Agreement.  None.                                                                  N.A.

         (7)      Bonus, Profit Sharing or Pension Plans.  None.                                                  N.A.





                                         C-13






       Exhibit                                                                                                Sequentially
       Number                                                    Description                                 Numbered Page
       -------                                     ------------------------------------                       ------------

         (8)      Form of Custodian Contract between Global Managers Trust and State Street Bank and
                  Trust Company.  Incorporated by Reference to Amendment No. 1 to Registrant's                    N.A.
                  Registration Statement, File No. 811-8422.


         (9)      Form of Transfer Agency and Service Agreement between Global Managers Trust and State
                  Street Bank and Trust Company.  Incorporated by Reference to Amendment No. 1 to                 N.A.
                  Registrant's Registration Statement, File No. 811-8422.

         (10)     Opinion and Consent of Kirkpatrick & Lockhart on Securities Matters.  None.                     N.A.

         (11)     Opinions, Appraisals, Rulings and Consents: Consent of Independent Auditors.  None.             N.A.

         (12)     Financial Statements Omitted from Prospectus. None.                                             N.A.

         (13)     Letter of Investment Intent.  None.                                                             N.A.


         (14)     Prototype Retirement Plan.  None.                                                               N.A.

         (15)     Plan pursuant to Rule 12b-1.  None.                                                             N.A.

         (16)     Schedule of Computation of Performance Quotations.  None.                                       N.A.

         (17)     Financial Data Schedule.  Filed herewith.                                                       ____

         (18)     Plan pursuant to Rule 18f-3.  None.                                                             N.A.
